EXHIBIT 4(gg)



                                                                  CONFORMED COPY

DATED:  8 AUGUST 2003


Facility Agreement


between


PCCW-HKT Telephone Limited
as Borrower


Bank of China (Hong Kong) Limited
Barclays Capital
Bayerische Landesbank, Hong Kong Branch
Hang Seng Bank Limited
Industrial and Commercial Bank of China (Asia) Limited
Standard Chartered Bank
The Bank of East Asia, Limited
The Hongkong and Shanghai Banking Corporation Limited as Co-ordinating Arrangers


The Financial Institutions listed herein as Lenders


The Hongkong and Shanghai Banking Corporation Limited as Agent


and


The Hongkong and Shanghai Banking Corporation Limited as Security Trustee


relating to


HK$2,800,000,000 REVOLVING CREDIT AND TERM LOAN FACILITIES



Simmons&Simmons

35th Floor Cheung Kong Center 2 Queen's Road Central Hong Kong
T (852) 2868 1131 F (852) 2810 5040  DX 009121 Central 1

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                                    CONTENTS


1.     DEFINITIONS AND INTERPRETATION..........................................1

2.     THE FACILITY...........................................................16

3.     PURPOSE................................................................16

4.     CONDITIONS OF ADVANCE..................................................16

5.     REPAYMENT..............................................................18

6.     CANCELLATION AND PREPAYMENT............................................18

7.     INTEREST...............................................................23

8.     INTEREST PERIODS.......................................................23

9.     CHANGES TO THE CALCULATION OF INTEREST AND BREAK COSTS.................24

10.    FEES ..................................................................26

11.    TAX GROSS UP AND CREDIT................................................26

12.    INCREASED COSTS........................................................28

13.    INDEMNITIES............................................................29

14.    ILLEGALITY AND MITIGATION..............................................30

15.    COSTS AND EXPENSES.....................................................32

16.    REPRESENTATIONS AND WARRANTIES.........................................32

17.    INFORMATION UNDERTAKINGS...............................................36

18.    FINANCIAL COVENANTS....................................................38

19.    GENERAL UNDERTAKINGS...................................................40

20.    EVENTS OF DEFAULT......................................................42

21.    CHANGES TO THE LENDERS.................................................46

22.    CHANGES TO THE BORROWER................................................50

23.    AGENT AND SECURITY TRUSTEE.............................................50

24.    AMENDMENTS AND DECISIONS...............................................58

25.    RETIREMENT OF AGENT AND SECURITY TRUSTEE...............................60

26.    SHARING AMONG LENDERS..................................................61

27.    PAYMENT MECHANICS......................................................63



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28.    ENFORCEMENT OF SECURITY AND DISTRIBUTION OF RECOVERIES.................64

29.    SET-OFF................................................................65

30.    CONDUCT OF BUSINESS BY THE FINANCE PARTIES.............................65

31.    NOTICES................................................................66

32.    CALCULATIONS AND CERTIFICATES..........................................67

33.    PARTIAL INVALIDITY.....................................................67

34.    REMEDIES AND WAIVERS...................................................67

35.    COUNTERPARTS...........................................................67

36.    GOVERNING LAW..........................................................67

37.    ENFORCEMENT............................................................68

SCHEDULE 1: THE LENDERS.......................................................69

SCHEDULE 2: CONDITIONS PRECEDENT..............................................70

SCHEDULE 3: NOTICES...........................................................72

SCHEDULE 4: FORM OF TRANSFER CERTIFICATE......................................74

SCHEDULE 5: FORM OF ASSIGNEE'S UNDERTAKING....................................76

SCHEDULE 6: FORM OF CONFIDENTIALITY UNDERTAKING...............................79

SCHEDULE 7: FORM OF COMPLIANCE CERTIFICATE....................................81




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THIS AGREEMENT is made on the 8th day of August 2003

BETWEEN:

(1) PCCW-HKT TELEPHONE LIMITED, a company incorporated in Hong Kong with company number 676 (the "Borrower");

(2) BANK OF CHINA (HONG KONG) LIMITED, BARCLAYS CAPITAL, BAYERISCHE LANDESBANK, HONG KONG BRANCH, HANG SENG BANK LIMITED, INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED, STANDARD CHARTERED BANK, THE BANK OF EAST ASIA, LIMITED and THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (together, the "Co-ordinating Arrangers" and each, a "Co-ordinating Arranger");

(3) The financial institutions listed in Schedule 1 as lenders (together, the "Lenders" and each, a "Lender");

(4) THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as agent (the "Agent"); and

(5) THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as security trustee (the "Security Trustee").

IT IS AGREED as follows:



                             PART 1: INTERPRETATION

1.     DEFINITIONS AND INTERPRETATION

1.1    Definitions

       In this Agreement (including the Schedules):

       "Account Bank" means the bank at which the Prepayment Account is held being The Hongkong and Shanghai Banking Corporation Limited.

       "Adjusted Consolidated Net Worth" means, in relation to the Borrower, the sum of:

       (A) all amounts paid up (or credited as paid up) on all classes of its issued share capital, revenue or capital reserves, capital contribution or any other accounts that are included as shareholders' funds under Hong Kong GAAP; and

       (B) the aggregate outstanding principal amount of its Subordinated Indebtedness.

       "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

       "Agent-Related Persons" means the Agent, the Security Trustee, the Co-ordinating Arrangers and any successor Agent or Security Trustee arising under clause 25 (Retirement of Agent and Security Trustee) together with their respective Affiliates and the


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       officers, directors, employees, agents and attorneys-in-fact of such persons and Affiliates.

       "Agreed Terms" means, in relation to any document, the form of that document initialled by or on behalf of the Agent and the Borrower or if no such form has been agreed, in such form as the Agent or the Security Trustee, as the case may be, may require.

       "Authorisation" means any governmental or regulatory authorisation, consent, approval, licence, exemption, filing or registration.

       "Available Commitment" means, in relation to a Facility, a Lender's Commitment under that Facility minus:

       (A) the amount of its participation in any outstanding Loans under that Facility (other than, in relation to any proposed Facility B Loan only, that Lender's participation in any Facility B Loans that are due to be repaid or prepaid on or before the relevant proposed Drawdown Date); and

       (B) in relation to any proposed Facility B Loan, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Drawdown Date.

       "Available Facility" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

       "Availability Period" means:

       (A) in relation to Facility A the period from and including the date of this Agreement to and including the earlier of the date falling 3 Months after the date of this Agreement and the day on which the Facility A Loan is made; and

       (B) in relation to Facility B, the period from and including the date of this Agreement to and including the date falling 1 Month before the Final Repayment Date.

       "Borrowed Money" means any indebtedness (other than Subordinated Indebtedness) for or in respect of (but without double counting) all or any of the following:

       (A)    any moneys borrowed;

       (B) any amount raised by acceptance under any acceptance credit facility;

       (C) any amount raised pursuant to any note purchase facility or the issue of bonds (including, for the avoidance of doubt, convertible bonds to the extent not converted into equity), notes, debentures, loan stock or any similar instrument;

       (D) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with Hong Kong GAAP be treated as a finance or capital lease;

       (E) the amount of any liability in respect of any advance or deferred purchase agreement if the primary reasons for entering into such agreement is to raise finance;

       (F) receivables sold or discounted (other than on a non-recourse basis);


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       (G)    any agreement or option to re-acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance;

       (H) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

       (I) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (A) to
              (H) above; and

       (J) counter-indemnity obligations in respect of letters of credit, guarantees or similar instruments issued by banks or financial institutions to support indebtedness for Borrowed Money of any other person.

       "Borrower Group" means the Borrower and each of its Subsidiaries from time to time and "Borrower Group Company" means each or any of them as the context may require.

       "Break Costs" means the amount (if any) by which:

       (A) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or an Unpaid Sum to the last day of the current Interest Period in respect of such Loan or Unpaid Sum, had the principal amount of such Loan or Unpaid Sum received been paid on the last day of that Interest Period;

       exceeds:

       (B) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount of its participation in such Loan or Unpaid Sum received by it on deposit with a leading bank in the Hong Kong interbank market for Hong Kong Dollar deposits for a period starting on the Business Day following receipt or recovery of such amount and ending on the last day of the current Interest Period.

       "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong.

       "Commitment" means a Facility A Commitment or a Facility B Commitment.

       "Companies Ordinance" means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong).

       "Compliance Certificate" means a certificate duly signed and completed by the Borrower and, where such certificate is delivered together with audited financial statements, by the auditors of the Borrower substantially in the form of Schedule 7 (Form of Compliance Certificate).

       "Continuing", in the context of an Event of Default or Potential Event of Default, means:

       (A) where the underlying circumstances which caused that Event of Default or Potential Event of Default are incapable of remedy when viewed objectively, that Event of Default or Potential Event of Default is continuing, unless and until it has been expressly waived in writing by the Agent and any conditions of such waiver have all been fulfilled to the satisfaction of the Agent; or


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       (B)    in any other case, that Event of Default or Potential Event of
              Default is continuing unless and until either:

              (1) it has been expressly waived in writing by the Agent and any conditions of such waiver have all been fulfilled to the reasonable satisfaction of the Agent; or

              (2) the underlying circumstances which caused that Event of Default or Potential Event of Default have been remedied to the reasonable satisfaction of the Agent and the resulting position is what it would have been if such Event of Default or Potential Event of Default had not occurred (so that, for example, in the case of the late delivery of a document which is subsequently satisfactorily delivered, or the withdrawal or settlement of a claim the existence or pursuance of which constituted an Event of Default or Potential Event of Default, that Event of Default or Potential Event of Default is not continuing once the underlying circumstances no longer apply); or

              (3) in the case of a Potential Event of Default it is no longer possible for the relevant circumstances to constitute or bring about an Event of Default.

       "Core Business" means the local telephony services (consisting of local telephone services, value-added services, and wholesale interconnection services provided to other carriers and service providers), the local data services (consisting of local wholesale and retail leased circuits, data services and wholesale broadband access lines, utilising Borrower's broadband network) and the international telecommunications services (consisting of retail international direct dial services, retail international private leased circuits, international interconnection services and international data services), in each case, operated and carried on by the Borrower Group, provided that Cascade Limited and the business carried on by it shall not form part of the Core Business.

       "Costs" means in respect of any sale, transfer or disposal:

       (A) all reasonable costs, fees (including legal fees), expenses incurred or paid to third parties on arm's length terms solely attributable thereto and liabilities to Tax; and

       (B)    all reasonable provisions for any capital Tax arising therefrom.

       "Default" means an Event of Default or a Potential Event of Default.

       "Drawdown Date" means the date on which monies are to be or, as the context may require, have been advanced by the Lenders to the Borrower pursuant to a Drawdown Notice.

       "Drawdown Notice" means a notice substantially in the form set out in
       Part 1 of Schedule 3 (Notices).

       "Encumbrance" means any mortgage, charge, pledge, lien, encumbrance, hypothecation, title retention, security interest or security arrangement of any kind but excluding any rights of set-off or combination of accounts arising under applicable common law, equity, statute or regulations.

       "Event of Default" means any event or circumstance specified as such in clause 20.1 (Events of Default).


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       "Facility" means Facility A or Facility B.

       "Facility A" means the term loan facility to be made available under this Agreement as described in clause 2 (The Facilities), as the same may be reduced, varied or cancelled in accordance with the terms of this Agreement.

       "Facility A Commitment" means in relation to each Lender (subject to clause 21 (Changes to the Lenders)), the amount set opposite its name under the heading "Facility A Commitment" in Schedule 1 (The Lenders) and/or (as the case may be) the amount of any other Facility A Commitment transferred to it under this Agreement (in either case, regardless of whether a Loan has been advanced), as the same may be reduced, varied or cancelled in accordance with the terms of this Agreement.

       "Facility A Loan" means the loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

       "Facility B" means the revolving loan facility made available under this Agreement as described in clause 2 (The Facilities), as the same may be reduced, varied or cancelled in accordance with the terms of this Agreement.

       "Facility B Commitment" means in relation to each Lender (subject to clause 21 (Changes to the Lenders)), the amount set opposite its name under the heading "Facility B Commitment" in Schedule 1 (The Lenders) and/or (as the case may be) the amount of any other Facility B Commitment transferred to it under this Agreement (in either case, regardless of whether a Loan has been advanced), as the same may be reduced, varied or cancelled in accordance with the terms of this Agreement.

       "Facility B Loan" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

       "Facility Office" means the office notified by a Lender to the Agent in writing on or before the date it becomes a Lender by execution of this Agreement (in the case of a Lender listed in Schedule 1 (The Lenders)) or in the case of any other Lender, in the relevant Transfer Certificate (or, thereafter, by not less than five Business Days' written notice to the Agent) as the office through which it will perform its obligations under this Agreement.

       "Fair Market Value" means, in relation to the disposal of any asset, the price which it would be reasonable to expect could be achieved on a disposal of such asset on arm's length terms to a third party which is not an Affiliate of the person disposing of such asset.

       "Fallback Period" means, in respect of the Borrower's selection of an Interest Period of 6 Months or longer, the shorter fallback Interest Period of 1, 2 or 3 Months as selected by the Borrower in the Selection Notice which is to apply if not all the Lenders consent to an Interest Period of 6 Months or longer.

       "Fee Letter" means all or any of the following (as the context may require):

       (A) the letter between the Agent, the Co-ordinating Arrangers and the Borrower dated on or about the date hereof; and

       (B) the letter between the Agent, the Security Trustee and the Borrower dated on or about the date hereof,


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       each setting out the relevant fees referred to in clause 10 (Fees).

       "Final Repayment Date" means the date falling 84 Months after the earlier of the date on which the Facility A Loan is made and the date on which the Facility A Commitment is otherwise cancelled in full.

       "Finance Documents" means this Agreement, each Security Document, the US$260 Million Subordinated Loan Accession Deed, the US$450 Million Subordinated Loan Accession Deed, each Fee Letter, any subordination deed or inter creditor agreement entered into by or on behalf of the Lenders in respect of any Subordinated Indebtedness and any other document designated as such by the Agent and the Borrower and "Finance Document" means each or any of them as the context may require.

       "Finance Parties" means the Security Trustee, the Agent, the Co-ordinating Arrangers and the Lenders.

       "Financial Statements" means the Original Financial Statements and the financial statements provided by the Borrower to the Agent pursuant to clause 17.1 (Financial Statements) and "Financial Statement" means any of the same.

       "Financial Year" means the twelve month period ending on 31 March in each year or such other date as the Borrower may designate at its discretion and notify to the Agent by not less than three Months prior written notice or such shorter period as the Majority Lenders may agree.

       "Fitch" means Fitch Ratings.

       "FTNS Licence" means the fixed telecommunications network services licence issued by the Telecommunications Authority to the Borrower on 29 June 1995 (and amended on 31 March 1998 to include the Borrower, Reach Networks Hong Kong Limited (formerly known as PCCW-HKT International Limited) ("Reach") and PCCW-HKT CAS Limited as joint and several licensees and as further amended effective on 31 January 2001 such that the Borrower and Reach are no longer joint licensees but rather are individual licensees in relation to FTNS licence held by each of them and PCCW-HKT CAS Limited has surrendered its rights under the joint and several licence) or any replacement or amendment thereof.

       "Group" means the Parent and each of its Subsidiaries from time to time and "Group Company" means each or any of them as the context may require.

       "Group Subordination Deed" means each deed of subordination executed by the Borrower, the relevant Borrower Group Company (as borrower of the relevant Inter-Group Borrowing) and the relevant member of the Group (as lender of the relevant Inter-Group Borrowing) in favour of the Security Trustee in the Agreed Terms in respect of such Inter-Group Borrowing.

       "HIBOR" means, in relation to a Loan or any Unpaid Sum:

       (A)    the Screen Rate; or

       (B) (if no Screen Rate is available for Hong Kong Dollars or for a period comparable to the relevant Interest Period for that Loan or Unpaid Sum) the arithmetic mean of the rates (rounded upwards to 1/16%) as supplied to the Agent at its request


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              quoted by the Reference Banks to leading banks in the Hong Kong interbank market,

       as at 11:00 a.m. on the Quotation Day for the offering of deposits in Hong Kong Dollars for a period comparable to that Interest Period for such Loan or Unpaid Sum.

       "Holding Company" means, in relation to a company or corporation, any company or corporation of which the first-mentioned company or corporation is a Subsidiary.

       "Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China.

       "Hong Kong Dollars" or "HK$" means the lawful currency for the time being of Hong Kong.

       "Hong Kong GAAP" means generally accepted accounting principles in Hong Kong.

       "Indebtedness" of any person means any indebtedness for or in respect of Borrowed Money that has a final maturity of one year or more from its date of incurrence or issuance and that is evidenced by any agreement or other instrument, excluding trade payables; provided, however, that for the purpose of determining the amount of Indebtedness of the Borrower or any of its Subsidiaries outstanding at any relevant time, the amount included as Indebtedness of the Borrower or such Subsidiary in respect of finance leases shall be the net amount from time to time properly characterised as "obligations under finance leases" in accordance with Hong Kong GAAP.

       "Inter-Group Borrowing" means any Indebtedness of any Borrower Group Company owed to any other Group Company other than any Indebtedness owing by any Borrower Group Company to another Borrower Group Company.

       "Interest Payment Date" means the last day of an Interest Period.

       "Interest Period" means, in relation to a Loan, each period determined in accordance with clause 8 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 7.3 (Default interest rate).

       "Lender" means:

       (A)    any Lender listed in Schedule 1 (The Lenders); and

       (B) any bank or financial institution which has become a party in accordance with clause 21 (Changes to the Lenders),

       which in each case has not ceased to be a party in accordance with the terms of this Agreement.

       "Listed Principal Subsidiary" means any Principal Subsidiary of the Borrower, the shares of which are at the relevant time listed on The Stock Exchange of Hong Kong Limited or any other recognised stock exchange.

       "Loan" means the Facility A Loan or a Facility B Loan.

       "Majority Lenders" means:


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       (A)    if there is no Loan then outstanding, a Lender or Lenders whose
              Commitment(s) amount in aggregate to 66 2/3 % or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, amounted in aggregate to 66 2/3 % or more of the Total Commitments immediately prior to the reduction); or

       (B) at any other time, a Lender or Lenders whose participations in the Loans amount in aggregate to 66 2/3 % or more of all Loans.

       "Margin" means in respect of an Interest Period the percentage rate per annum specified in the table below opposite the highest senior unsecured debt rating which has been given to the Borrower as at the first day of such Interest Period by either Moody's or S&P or Fitch, (provided (1) that the Margin shall be determined with reference to the lower of such ratings given to the Borrower by Moody's, S&P and Fitch, respectively and (2) that any changes in the Borrower's rating during an Interest Period shall not affect the Margin payable in respect of that Interest Period but only in respect of subsequent Interest Periods):

                                                             Applicable Margin
              Moody's                  S&P / Fitch             (% per annum)
              -------                  -----------           -----------------

       Rated lower than Baa3      Rated lower than BBB-            0.495
               Baa3                        BBB-                    0.425
               Baa2                        BBB                     0.375
          Baa1 or higher             BBB+ or higher                0.325

       "Material Adverse Change" means an event or circumstance which constitutes an adverse change in the business, assets, financial condition or trading position of the Borrower Group of such significance that, in the reasonable opinion of the Majority Lenders, it would reasonably be expected to affect the ability of the Borrower to perform fully and punctually its payment obligations under this Agreement.

       "Material Adverse Effect" means any change in the financial condition of the Borrower Group which, in the reasonable opinion of the Majority Lenders will, or could reasonably be expected to, have a material and adverse effect on the business, assets or financial condition of the Borrower Group or which will have a material adverse effect on the ability of the Borrower to perform fully and punctually its payment obligations under this Agreement.

       "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

       (A) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

       (B) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

       "Moody's" means Moody's Investors Service, Inc.


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       "Net Proceeds" means the cash proceeds received by the Borrower or (as the case may be) any of its Subsidiaries from any sale, assignment, transfer or disposal of assets less Costs.

       "Original Financial Statements" means the audited consolidated financial statements of the Borrower Group for the Financial Year ended 31 March 2003.

       "Parent" means PCCW Limited, a company incorporated in Hong Kong with company number 69030.

       "Permitted Encumbrances" means:

       (A) Encumbrances existing on or prior to the date of this Agreement details of which have been disclosed to the Agent pursuant to paragraph 3(E) of Schedule 2 (Conditions Precedent) or created pursuant to any of the Security Documents;

       (B) Encumbrances for Taxes or assessments or other applicable governmental charges or levies;

       (C) Encumbrances created or arising by operation of law or created in the ordinary course of business, including, but not limited to, landlords' liens and statutory liens of carriers, warehousemen, mechanics, materialmen, vendors and other liens securing amounts which are not more than 60 days overdue or which are being contested in good faith;

       (D) Encumbrances incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts or undertakings, performance and return of money bonds, interconnection, access or resale agreements with other telecommunications companies or organisations and similar obligations;

       (E) easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Principal Subsidiaries;

       (F) Encumbrances created on any property or assets acquired, leased or developed (including improved, constructed, altered or repaired) after the date of this Agreement; provided that (i) any such Encumbrance shall be confined to the property or assets acquired, leased or developed (including improved, constructed, altered or repaired); (ii) the principal amount of the debt encumbered by such Encumbrance shall not exceed the cost of the acquisition or development of such property or assets or any improvements thereto (including any construction, repair or alteration) or thereon and (iii) any such Encumbrance shall be created concurrently with or within three years following the acquisition, lease or development (including construction, improvement, repair or alteration) of such property or assets;

       (G) rights of set-off of a financial institution with respect to deposits or other accounts of the Borrower or any of its Principal Subsidiaries held by such financial institution in an amount not to exceed the aggregate amount owed to such financial institution by the Borrower or such Principal Subsidiary, as the case may be;


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       (H)    Encumbrances on documents and the goods they represent in
              connection with letters of credit, trade finance and similar transactions entered into in the ordinary course of business;

       (I) Encumbrances arising in connection with industrial revenue, development or similar bonds or other indebtedness or means of project financing (not to exceed the value of the project financed and limited to the project financed);

       (J) Encumbrances in favour of the Borrower or any of its Principal Subsidiaries;

       (K) leases, subleases, licences and sublicences granted to third parties in the ordinary course of business;

       (L) attachment, judgment and other similar Encumbrances arising in connection with court proceedings which are effectively stayed while the underlying claims are being contested in good faith by appropriate proceedings;

       (M) any Encumbrance against any property or assets of a person existing at the time such person becomes a Principal Subsidiary of the Borrower or arising after such acquisition pursuant to contractual commitments entered into prior to and not in contemplation of such acquisition;

       (N) any Encumbrance existing on any property or assets prior to the acquisition thereof, which Encumbrance was not created in connection with the acquisition thereof, except for Encumbrances permitted pursuant to paragraph (F) above;

       (O) Encumbrances on any property or assets of the Borrower or any of its Principal Subsidiaries in favour of any government or any subdivision thereof, securing the obligations of the Borrower or such Principal Subsidiary under any contract or payment owed to such governmental entity pursuant to applicable laws, rules, regulations or statutes;

       (P) Encumbrances created in connection with any sale/leaseback transaction;

       (Q) any renewal or extension of any of the Encumbrances described in the foregoing paragraphs which is limited to the original property or assets covered thereby; or

       (R) Encumbrances in respect of indebtedness with respect to which the Borrower or its Principal Subsidiaries has paid money or deposited money or securities with a fiscal agent, trustee or depository to pay or discharge in full the obligations of the Borrower and its respective Subsidiaries in respect thereof (other than the obligations that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full).

       "Potential Event of Default" means any event or circumstance which would (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of any of the foregoing) be or constitute an Event of Default.

       "Prepayment Account" means the interest bearing Hong Kong Dollar account (including any sub-accounts thereof) in the name of the Borrower held with the Account Bank for the purposes of mandatory prepayments under clause 6.4 (Mandatory prepayment on disposal of Core Business Assets).

       "Prepayment Account Charge" means a deed of charge over the Prepayment Account granted by the Borrower in favour of the Security Trustee in the Agreed Terms.

       "Prepayment Date" means in relation to any balance standing to the credit of the Prepayment Account, the last day of the current Interest Period save in respect of any amounts deposited into the Prepayment Account less than 3 Business Days' prior to the last day of the current Interest Period in which case the Prepayment Date will be the last day of the next succeeding Interest Period.

       "Principal Subsidiary" means a Subsidiary of the Borrower:

       (A)    as to which one or more of the following conditions is satisfied:

              (1) its net profit or (in the case of a Subsidiary of the Borrower which has Subsidiaries) consolidated net profit attributable to the Borrower (in each case before taxation and exceptional items) is at least 5% of the consolidated net profit (before taxation and exceptional items but after deducting minority interests in Subsidiaries) of the Borrower and its Subsidiaries; or

              (2) its net assets or (in the case of a Subsidiary of the Borrower which has Subsidiaries) consolidated net assets attributable to the Borrower (in each case after deducting minority interests in Subsidiaries) are at least 5% of the consolidated net assets (after deducting minority interests in Subsidiaries) of the Borrower and its Subsidiaries,

              all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Subsidiary of the Borrower and the then latest audited financial statements of the Borrower provided that:

              (a) in the case of a Subsidiary of the Borrower acquired after the end of the financial period to which the then latest relevant audited accounts relate, the reference to the then latest audited accounts for the purposes of the calculation above shall, until audited accounts for the financial period in which the acquisition is made are published, be deemed to be a reference to the accounts adjusted to consolidate the latest audited accounts of the Subsidiary in the accounts;

              (b) if, in the case of a Subsidiary of the Borrower which itself has one or more Subsidiaries, no consolidated accounts are prepared and audited, its consolidated net assets and consolidated net profits shall be determined on the basis of pro forma consolidated accounts of the relevant Subsidiary and its Subsidiaries prepared for this purpose by its auditors;

              (c) if the accounts of a Subsidiary of the Borrower (not being a Subsidiary referred to in paragraph (a) above) are not consolidated with those of the Borrower then the determination of whether or not the Subsidiary of the Borrower is a Principal Subsidiary shall, if the Borrower requires, be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts of the Borrower and its respective Subsidiaries; or

       (B) to which is transferred all or substantially all of the assets of a Subsidiary of the Borrower which immediately prior to the transfer was a Principal Subsidiary, provided that, with effect from such transfer, the Subsidiary which so transfers its assets and undertakings shall cease to be a Principal Subsidiary (but without prejudice to paragraph (A) above) and the Subsidiary of the Borrower (as the case may be) to which the assets are so transferred shall become a Principal Subsidiary.

       A certificate of the auditors of the Borrower as to whether or not a Subsidiary is a Principal Subsidiary shall be conclusive and binding on all parties in the absence of manifest error.

       "Quotation Day" means, in relation to any Interest Period in respect of a Loan or any Unpaid Sum, the first day of that Interest Period.

       "Reference Banks" means, subject to clause 21.6 (Reference Banks), the principal Hong Kong offices of each of The Hongkong and Shanghai Banking Corporation Limited, Standard Chartered Bank, Bayerische Landesbank, Hong Kong Branch and Industrial and Commercial Bank of China (Asia) Limited or such other banks as may be appointed by the Agent in consultation with the Borrower.

       "Relevant Percentage" means, at any time in relation to any Lender and any amount to be advanced to the Borrower under any Facility, the percentage borne by that Lender's Facility A Commitment or, as the case may be, Facility B Commitment to the Total Facility A Commitments or, as the case may be, Total Facility B Commitments.

       "Reservations" means:

       (A) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court;

       (B) the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors;

       (C) the time barring of claims under statutes, imposed limitations on the periods for bringing such claims;

       (D) defences of set-off or counterclaim and similar principles, rights and defences under the laws of any jurisdictions in which relevant obligations may have to be performed.

       "Rollover Loan" means a Facility B Loan:

       (A) made or to be made on the same day that one or more maturing Facility B Loans are due to be repaid; and

       (B) the amount of which is equal to or less than the aggregate amount of such maturing Facility B Loans.

       "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

       "Screen Rate" means the percentage rate per annum equal to the rate for deposits in

       Hong Kong Dollars which is displayed on the Moneyline Telerate Page 9898, provided that if the relevant page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and all of the Lenders.

       "Security Documents" means the Prepayment Account Charge and any other document under which any security is granted by the Borrower to the Security Trustee as required pursuant to the terms of this Agreement.

       "Selection Notice" means a notice substantially in the form set out in
       Part 2 of Schedule 3 (Notices) given in accordance with clause 8 (Interest Periods).

       "Subordinated Indebtedness" means the indebtedness of any Borrower Group Company which is subordinated to the Borrower's indebtedness under this Agreement pursuant to a Group Subordination Deed or a Third Party Subordination Deed.

       "Subsidiary" means, in relation to any company, any company or other business entity of which the first-named company owns or controls (either directly or through one or more other Subsidiaries) more than 50% of the issued share capital, or other ownership interest, giving ordinary voting power to elect directors, managers or trustees of such company or other business entity, or any company or other business entity which at any time has its accounts consolidated with those of the first-named company or which, under Hong Kong law or regulations and under Hong Kong GAAP from time to time, should have its accounts consolidated with those of the first-named company.

       "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

       "Telecommunications Authorisation" means the licences (including the FTNS Licence) and statutory authorisations under the Telecommunications Regulations and other consents, approvals, intellectual property, trade names, franchises and contracts of a regulatory nature which are material and necessary for the conduct by the Borrower Group of the Core Business.

       "Telecommunications Authority" means the Telecommunications Authority of Hong Kong.

       "Telecommunications Ordinance" means the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong).

       "Telecommunications Regulations" the Telecommunications Ordinance, all licences issued to the Borrower Group pursuant to the Telecommunications Ordinance (including the FTNS Licence) and any determinations or directions issued to the Borrower Group which continue to have full force and effect as against the Borrower Group and are not otherwise waived or revoked by the Telecommunications Authority.

       "Termination Date" means in respect of a Facility the last day of the Availability Period of such Facility.

       "Third Party Borrowing" means any Indebtedness of any Borrower Group Company owed to any party which is not a member of the Group.

       "Third Party Subordination Deed" means each deed of subordination executed by the Borrower, the relevant Borrower Group Company (as borrower of the relevant Third Party Borrowing) and any lender (or any agent on behalf of a syndicate of lenders) of such Third Party Borrowing in favour of the Security Trustee in the Agreed Terms in respect of such Third Party Borrowing.

       "Total Commitments" means the aggregate for the time being of the Total Facility A Commitments and the Total Facility B Commitments, being, at the date of this Agreement, HK$2,800,000,000.

       "Total Facility A Commitments" means the aggregate of the Facility A Commitments, being HK$1,400,000,000 at the date of this Agreement.

       "Total Facility B Commitments" means the aggregate of the Facility B Commitments, being HK$1,400,000,000 at the date of this Agreement.

       "Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate).

       "Transfer Date" means, in relation to a transfer, the later of:

       (A)    the proposed Transfer Date specified in the Transfer Certificate;
              and

       (B)    the date on which the Agent executes the Transfer Certificate.

       "US$" means the lawful currency for the time being of the United States of America.

       "US$260 Million Subordinated Loan Accession Deed" means an accession deed to a Group Subordination Deed dated 11 March 2002 in respect of the US$260 million subordinated loan advanced by the Parent to the Borrower on 18 October 2001.

       "US$450 Million Subordinated Loan Accession Deed" means an accession deed to a Group Subordination Deed dated 11 March 2002 in respect of the US$450 million subordinated loan advanced by the Parent to the Borrower on 29 January 2002.

       "Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents.

1.2    Construction

       (A)    Any reference in this Agreement to:

              (1) "assets" of any person shall be construed as a reference to the whole or any part of its business, undertaking, property, shareholdings, assets and revenues (including any right to receive revenues and uncalled capital), whether owned as at the date hereof or acquired or owned thereafter;

              (2) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended supplemented, varied, replaced, restated or novated from time to time;

              (3) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

              (4) a "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organisation, government or any agency or political sub-division thereof or any other entity;

              (5) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

              (6) a provision of law is a reference to that provision as amended or re-enacted;

              (7) unless a contrary indication appears, a time of day is a reference to Hong Kong time;

              (8) one gender shall include all genders, and references to the singular shall include the plural and vice versa;

              (9) "arm's length terms" means, in relation to transactions entered into by a Borrower Group Company, that the terms thereof are no less favourable to that Borrower Group Company than could reasonably be expected to be obtained in a comparable transaction with a person which is not an Affiliate of such Borrower Group Company;

              (10) subject to clause 21 (Changes to the Lenders), references to any "party" shall, where relevant, be deemed to be references to or to include, as appropriate, their respective lawful successors, assigns or transferees;

              (11) "advance" means the making of a Loan pursuant to a Drawdown Notice;

              (12) a Lender includes a New Lender, but excludes a Lender if no amount is or may be owed to or by that Lender under this Agreement and its Commitment has been cancelled or reduced to nil;

              (13) the "equivalent" means in respect of any sum on any given date, in a specified currency (the "first currency") of an amount denominated in another currency (the "other currency") and unless otherwise stated, reference to the amount of the first currency which could be purchased with the second currency at the rate of exchange quoted by the Agent at or about 11:00 a.m. on such date for the purchase of the first currency with the other currency; and

              (14) "Barclays Capital" is a reference to Barclays Capital, the investment banking division of Barclays Bank PLC.

       (B) Section, clause and Schedule headings are for ease of reference only.

       (C) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

                            PART 2: THE FACILITIES

2.     THE FACILITIES

2.1    The Facilities

       Subject to the terms of this Agreement, the Lenders agree to make available to the Borrower:

       (A) a Hong Kong Dollar term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

       (B) a Hong Kong Dollar revolving loan facility in an aggregate amount equal to the Total Facility B Commitments.

2.2    Finance Party's rights and obligations

       (A) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

       (B) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt.

       (C) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.     PURPOSE

3.1    Purpose

       The Borrower shall apply all amounts borrowed by it under each Facility towards the general corporate purposes of the Borrower Group.

3.2    Monitoring

       Without prejudice to the obligations of the Borrower under clause 3.1 (Purpose), no Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.     CONDITIONS OF ADVANCE

4.1    Initial conditions precedent

       The Borrower may not deliver the Drawdown Notice unless the Agent has received all of the documents appearing to conform on their face to those listed in Schedule 2 (Conditions Precedent). The Agent shall notify the Borrower and the Lenders promptly upon such receipt.

4.2    Further conditions precedent

       The Lenders will make an advance to the Borrower if:

       (A) Drawdown Notice: the Agent shall have received a Drawdown Notice, not later than 10:00 a.m. (or such later time on the same day as the Agent may agree) not less than 3 Business Days (or in the case of the Drawdown Notice for the Facility A Loan, 1 Business
              Day) before the proposed Drawdown Date and the proposed Drawdown Date is a Business Day which is or precedes the relevant Termination Date;

       (B)    Amount: the amount of the proposed Loan shall be:

              (1)    equal to the relevant Available Facility or

              (2) if less than the relevant Available Facility, a minimum of HK$500,000,000 and a multiple of HK$100,000,000;

       (C) Representations, etc, true: the representations and warranties referred to and deemed to be repeated in accordance with clause
              16.18 (Repetition) are true and accurate in all material respects on the proposed Drawdown Date with reference to the facts and circumstances then existing;

       (D) No Default: in the case of a Rollover Loan, no Event of Default is Continuing or would result from the proposed advance and, in the case of any other Loan, no Default is Continuing or would result from the proposed advance;

       (E) No market disruption: none of the events described in clause 9.2 (Market disruption and alternative interest rates) has occurred;

       (F) No Material Adverse Change: no Material Adverse Change has occurred since the date of this Agreement or, if later, the date of the latest Financial Statements delivered to the Agent under clause 17.1 (Financial Statements);

       (G) Interest Period: the proposed Interest Period is determined pursuant to clause 8.1 (Selection of Interest Periods); and

       (H) Facility A Loan: if such advance is a Facility A Loan, no prior Facility A Loan has been advanced.

4.3    Drawdown Notice irrevocable

       Each Drawdown Notice shall be irrevocable and the Borrower shall be bound, to the extent that the other provisions of this Agreement permit, to draw down in accordance with such Drawdown Notice.

4.4    Notification of Drawdown Notice

       Upon receipt of a Drawdown Notice in accordance with this clause 4 (Conditions of Advance), the Agent shall promptly notify each Lender participating in the relevant Facility of the proposed Drawdown Date and the amount of each such Lender's Relevant Percentage and subject to and in accordance with the provisions of this Agreement, each such Lender shall make available through its Facility Office its Relevant Percentage of the proposed Loan on the proposed Drawdown Date in accordance with clause
       4.5 (Payment of loan proceeds).

4.5    Payment of loan proceeds

       All amounts to be made available by the Lenders under clause 4.4 (Notification of Drawdown Notice) shall be made available not later than 11:00 a.m. on the proposed Drawdown Date in Hong Kong Dollars in immediately available and freely transferable cleared funds by remittance to such account specified by the Agent under clause 27.1 (Payments to the Agent).

                PART 3: REPAYMENT, CANCELLATION AND PREPAYMENT

5.     REPAYMENT

5.1    Repayment of the Facility A Loan

       (A) The Borrower shall repay the Facility A Loan in full on the Final Repayment Date.

       (B) The Borrower may not reborrow any part of the Facility A which is repaid, cancelled or prepaid.

5.2    Repayment of Facility B Loans

       (A) Subject to clause 5.2(C), the Borrower shall repay each Facility B Loan on the last day of its Interest Period.

       (B) Subject to the terms of this Agreement, any amount repaid pursuant to clause 5.2(A) may be reborrowed.

       (C) If all or part of a Facility B Loan is to be repaid from the proceeds of all or part of a Rollover Loan, then as between each Facility B Lender and the Borrower, the amount to be repaid by the Borrower shall be set-off against the amount of such Rollover Loan and the party to whom the smaller amount is to be paid shall pay to the other party (through the Agent in accordance with clause 27.1 (Payments to the Agent)) a sum equal to the difference between the two amounts.

       (D) Any amount which remains outstanding under Facility B on the Final Repayment Date shall be repaid in full on such date.

6.     CANCELLATION AND PREPAYMENT

6.1    Mandatory cancellation

       Any part of a Facility which remains undrawn at the end of the Availability Period for such Facility shall be automatically and immediately cancelled and each Lender's undrawn Commitment in respect of that Facility shall at that time be reduced to zero.

6.2    Voluntary cancellation

       The Borrower may cancel the whole or any part of any Available Facility without any penalty if:

       (A) it has given to the Agent not less than 5 days' (or such shorter period as the Majority Lenders may agree) prior written notice of the date and the amount of the cancellation; and

       (B) in the case of cancellation of part of any Available Facility, the amount cancelled shall be a minimum of HK$200,000,000 and thereafter in integral multiples of HK$40,000,000.

6.3    Voluntary prepayment

       The Borrower may prepay the whole or any part of the Facility A Loan on any relevant Interest Payment Date without any premium or penalty if:

       (A) it has given to the Agent not less than 3 Business Days' (or such shorter period as the Majority Lenders may agree) prior written notice of the date and the amount of the prepayment;

       (B) in the case of prepayment of part of the Facility A Loan, the amount prepaid shall be a minimum of HK$200,000,000 and an integral multiple of HK$40,000,000; and

       (C) such prepayment is made together with accrued interest on the amount prepaid and all other sums then due and payable to the Facility A Lenders under the Finance Documents calculated up to the date of prepayment.

6.4    Mandatory Prepayment on disposal of Core Business Assets

       (A) The Borrower or any other Borrower Group Company may dispose of or assign any part of its Core Business assets or ownership in the Core Business to other parties on arm's length terms provided that:

              (1) each such disposal is reported in writing by the Borrower to the Agent within 5 Business Days of the disposal setting out details of the disposal and the amount of the Disposal Proceeds (as defined below) received by the relevant Borrower Group Company in respect of such disposal;

              (2) within 10 Business Days following each disposal notified to the Agent pursuant to sub-paragraph (1) above, the Borrower shall either (i) cause an amount equal to the Net Prepayment Amount (as defined below) (if any) to be deposited into the Prepayment Account or (ii) if such deposit would cause a breach of any provision having a similar effect to and containing similar restrictions to those in clause 19.3 (Negative pledge) under any document entered into in respect of the Indebtedness of any Borrower Group Company, effect a prepayment in an amount equal to the Net Prepayment Amount (as defined below) (if any), such prepayment to be made together with accrued interest on the amount prepaid and to the extent such prepayment occurs otherwise than on an Interest Payment Date, the Borrower shall also be liable for any Break Costs in respect thereof; and

              (3) the remaining provisions of this clause 6.4 are complied with,

              and PROVIDED FURTHER THAT in relation to any injection of Core Business assets into any joint venture, the mandatory prepayment provisions of this clause 6.4 shall apply as if the injection of such assets was a disposal by the Borrower Group into the joint venture unless such asset is injected into a joint venture in respect of which the Borrower is the majority owner and retains control. (For the avoidance of doubt "majority owner" means owner of more than 50% of the paid up share capital of any company or corporation).

              "Disposal Proceeds" means the Net Proceeds (where such disposal is wholly for cash) or the Fair Market Value less Costs (where such disposal is in whole or in part for consideration other than cash).

              "Net Prepayment Amount" means an amount calculated in accordance with the following formula:

                           [             30 ]     C
                     NPA  =[ (A - B) x  ----] x  ---
                           [             100]     D


                      Where:

                      NPA =  Net Prepayment Amount

                      A   =  in relation to any Core Business disposal, an
                             amount equal to the Disposal Proceeds received by the relevant Borrower Group Company

                      B   =  the amount by which the HK$ equivalent of all
                             Disposal Proceeds (excluding the proceeds comprising A) relating to Core Business disposals during the then current Financial Year is less than HK$1,000 million

                      C   =  the aggregate amount of the Facility A Loan
                             outstanding on the date of the disposal

                      D   =  the aggregate amount of the Facility A Loan
                             outstanding on the date of the disposal plus the aggregate principal amount outstanding on the date of the disposal under each other loan facility which would be required to be prepaid under which any Borrower Group Company is subject to a similar mandatory prepayment covenant in respect of the disposal of the Core Business assets (an "Other
                             Financing Arrangement").

              (B) The Borrower shall at least 3 Business Days prior to the date of deposit into the Prepayment Account or, as the case may be, prepayment pursuant to sub-paragraph (A)(2) of clause 6.4 deliver to the Agent a letter certifying:

                     (1)    the Net Prepayment Amount;

                     (2) the date on which such amount will be deposited or, as the case may be, prepaid; and

                     (3) the aggregate principal amount outstanding on the date of the relevant disposal under each Other Financing Arrangement.

       (C) The Borrower shall, from time to time, notify the Agent of each Other Financing Arrangement within 20 Business Days after financial closing thereof.

       (D) Each of the Agent, the Security Trustee and the Account Bank is hereby authorised by the Borrower to take all steps necessary to facilitate the prepayment pursuant to this clause 6.4. The Agent shall apply all of the monies representing principal standing to the credit of the Prepayment Account together with any interest accrued on such sum calculated up to the Business Day immediately preceding the Prepayment Date (the "Mandatory Prepayment Amount") in effecting a prepayment hereunder in accordance with the following provisions of this clause 6.4.

       (E) The Agent, having determined the Mandatory Prepayment Amount on the Business Day prior to the Prepayment Date, will, subject to the Mandatory Prepayment Amount being in excess of HK$10,000,000, on the Prepayment Date remit to each Lender under Facility A its proportion of such Mandatory Prepayment Amount in respect of its participation in the Facility A Loan.

       (F) In relation to any disposal of Core Business assets by any member of the Borrower Group where such consideration is in whole or in part for consideration other than cash, the Borrower shall deliver to the Agent within 10 Business Days following any such disposal, a report by an independent third party valuer acceptable to the Agent (acting reasonably) confirming the Fair Market Value of the assets disposed of, provided that where the Fair Market Value of such assets is less than US$30,000,000 or its equivalent in any other currency then a certificate signed by a director of the Borrower as to the Fair Market Value may be provided instead of such third party valuation.

6.5    Right of prepayment and cancellation in relation to a single Lender

       (A)    If:

              (1) any sum payable to any Lender by the Borrower is required to be increased under paragraph (C) of clause 11.2 (Tax gross-up); or

              (2) any Lender claims indemnification from the Borrower under clause 11.3 (Indemnity) or clause 12.1 (Increased Costs),

              the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitments (under Facility A and Facility
              B) of that Lender and its intention to procure the prepayment of that Lender's participation in all the Loans.

       (B) On receipt of a notice from the Borrower by the Agent referred to in paragraph (A) above, the Commitments (under Facility A and Facility B) of that Lender shall immediately be reduced to zero.

       (C) On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (A) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall prepay that Lender's participation in all the Loans to which such Interest Period relates.

6.6    Restrictions

       (A) Any notice of cancellation or prepayment given by the Borrower under this clause 6 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made, the relevant Facility or (as the case may be) Facilities in respect of which the cancellation or prepayment is to be made and the amount of that cancellation or prepayment. Any cancellation or prepayment under this clause 6 (other than clause 6.5, where only the Commitment of the relevant Lender shall be reduced) in part shall reduce the Commitment of each Lender under the relevant Facility rateably.

       (B) The Borrower may not reborrow any part of Facility A which is prepaid.

       (C) Any part of Facility B which is prepaid may be reborrowed in accordance with the terms of this Agreement.

       (D) The Borrower shall not prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

       (E) No Commitment cancelled (in whole or in part) under this Agreement may be subsequently reinstated.

       (F) If the Agent receives a notice under this clause 6, it shall promptly forward a copy of that notice to the Borrower or the affected Lender, as appropriate.

6.7    Interest on Prepayment Account

       (A) The Account Bank agrees to use its reasonable efforts to accrue interest on the amounts standing to the credit of the Prepayment Account at the best rate it is then reasonably able to obtain in relation to such amounts.

       (B) Interest on all sums standing to the credit of the Prepayment Account shall accrue from and including the relevant date of credit to the Prepayment Account to and excluding the relevant date of prepayment on a daily basis and shall be calculated on the basis of the actual number of days elapsed and a 365 day year. The Account Bank shall promptly notify the Borrower of the interest rate determined under this clause 6.7.

       (C) Subject to no Event of Default having occurred which is Continuing accrued interest standing to the credit of the Prepayment Account which has not been applied in effecting a Prepayment shall be remitted to the Borrower on the Business Day following the relevant Prepayment Date.

                           PART 4: COSTS OF ADVANCE

7.     INTEREST

7.1    Calculation of interest

       (A)    Subject as provided in clauses 7.3 (Default interest rate) and
              9.2 (Market disruption and alternative interest rates), the rate of interest applicable to each Loan for each Interest Period relating to it is the percentage rate per annum which is the aggregate of the applicable (i) HIBOR and (ii) the Margin.

       (B) Interest in respect of any Loan shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a year of 365 days from and including the first day of the relevant Interest Period to and excluding the last day of such Interest Period.

       (C) The Borrower shall notify the Agent of any change in the Borrower's senior unsecured debt rating by Moody's or S&P or Fitch that would result in a change in the Margin promptly after it becomes aware of any public notification thereof.

7.2    Payment of interest

       The Borrower shall pay accrued interest on each Loan on each (or, as the case may be, the) Interest Payment Date relating to it (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of such Interest Period).

7.3    Default interest rate

       (A) If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate 1% per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan for successive Interest Periods, each of a duration selected by the Agent (acting in good faith and reasonably). Any interest accruing under this clause 7.3 shall be immediately payable by the Borrower on demand by the Agent.

       (B) Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

7.4    Notification of rates of interest

       The Agent shall promptly (and in any event no later than 5:00 p.m. on the Quotation Day for any Interest Period) notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement for such Interest Period.

8.     INTEREST PERIODS

8.1    Selection of Interest Periods

       (A) The Borrower may select an Interest Period for a Loan in a Drawdown Notice or (if such Loan is the Facility A Loan and has already been borrowed) in a Selection Notice.

       (B) Each Selection Notice is (subject to this clause 8.1(B)) irrevocable and must be delivered to the Agent by the Borrower not later than 11:00 a.m. on or before the day falling 3 Business Days before the first day of the relevant Interest Period. Where the Borrower selects an Interest Period of 6 Months or longer (if available):

              (1)    the Borrower shall specify a Fallback Period;

              (2) the Agent shall request in its notice of the receipt of the Selection Notice to the Lenders, that each Lender notify the Agent by no later than 11:00 a.m. on the first Business Day immediately following the date of such notice from the Agent of its consent to the Borrower's selection of such 6 Month or longer period; and

              (3) if the Agent does not receive the consent of all the Lenders by the designated time, the Lenders shall be deemed to have rejected such 6 Month or longer Interest Period selected by the Borrower but accepted the Fallback Period which shall be deemed to have been selected by the Borrower. The Agent shall inform the Borrower and the Lenders promptly after the designated time whether the Fallback Period is deemed to have been selected or not (as the case may be).

       (C) If the Borrower fails to deliver a Selection Notice or to specify a Fallback Period to the Agent in accordance with paragraph (B) above, the relevant Interest Period will (in the absence of any contrary agreement) be 1 Month.

       (D) Subject to this clause 8, the Borrower may select an Interest Period of 1, 2, 3 or (if available) 6 Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders).

       (E) Any Interest Period for a Loan which would otherwise extend beyond the Final Repayment Date shall be of such duration that it shall end on the Final Repayment Date.

       (F) Each Interest Period shall start on the relevant Drawdown Date or (in the case of the Facility A Loan which is already made) on the last day of the preceding Interest Period.

9.     CHANGES TO THE CALCULATION OF INTEREST AND BREAK COSTS

9.1    Absence of quotations

       Subject to clause 9.2 (Market disruption and alternative interest rates), if HIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 12:00 noon on the Quotation Day, HIBOR shall be determined on the basis of the quotations of the remaining Reference Banks (if more than one).

9.2    Market disruption and alternative interest rates

       (A) If a Market Disruption Event (as defined below) occurs in relation to a Loan for any Interest Period, then:

              (1) the Agent shall promptly notify the Borrower and the Lenders accordingly giving full details of the circumstances relevant to such notification;

              (2) the Agent (on behalf of the Lenders) and after consultation with the Lenders shall, within five Business Days of such notice, commence negotiations with the Borrower with a view to agreeing a mutually acceptable substitute basis on which such Loan or Unpaid Sum may be maintained;

              (3) any substitute basis agreed in writing by the Agent (on behalf of and with the consent of all of the Lenders) and the Borrower within 30 days of such notice shall take effect in accordance with its terms and interest shall be calculated as if the substitute basis had come into effect from the beginning of the relevant Interest Period;

              (4) if no agreement is reached within 30 days, each Lender's participation in such Loan shall during that Interest Period bear interest at the annual rate equal to the cost to that Lender (as certified by it to the Borrower within 10 days of the end of that 30 day period and expressed as a percentage rate per annum) of funding its portion of such Loan, during that Interest Period by whatever means that Lender reasonably determines to be most appropriate (provided that each Lender shall use its reasonable endeavours to obtain the cheapest source of funding reasonably available to it) plus the prevailing Margin;

              (5) any substitute basis determined in accordance with this clause 9.2 shall take effect until such time as the Agent notifies the Borrower and the Lenders that none of the circumstances previously notified to the Borrower and the Lenders continue to exist whereupon the normal interest rate fixing provisions of clause 7.1 (Calculation of interest) shall apply as from the Quotation Date for the next Interest Period.

       (B)    In this Agreement "Market Disruption Event" means:

              (1) at or about 12:00 noon on the Quotation Day for the relevant Interest Period the applicable Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine HIBOR for the relevant period; or

              (2) at or before 4:00 p.m. on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loans exceed 35% of the aggregate outstanding) that the cost to it of obtaining matching deposits in the Hong Kong interbank market would be in excess of HIBOR; or

              (3) at or about 12:00 noon on the Quotation Day for the relevant Interest Period the Agent reasonably determines that, by reason of circumstances affecting the Hong Kong interbank market, adequate and fair means do not or will not exist for determining the rate of interest applicable to such Interest Period.

9.3    Break Costs

       (A) The Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or

              Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

       (B) Each Lender shall, as soon as reasonably practicable after a demand by the Agent or the Borrower, provide a letter to the Agent and the Borrower certifying the amount of its Break Costs for any Interest Period in which they accrue.

10.    FEES

10.1   Facility fee

       The Borrower shall pay to the Agent (for the account of each Lender in respect of its Commitment under each Facility) a facility fee at the rate of 0.325 per cent. per annum and calculated on the amount of the Total Commitments from time to time, such fee to be payable (1) quarterly in arrears, with the first payment being made on the day falling 3 months after the Facility A Loan has been made, and (2) on the day on which all Loans have been repaid in full and the Available Facility in relation to Facility B is cancelled and reduced to zero.

10.2   Front-end fee

       The Borrower shall pay to the Agent for the account of the Co-ordinating Arrangers a front-end fee in the amount and at the time agreed in the Fee Letter.

10.3   Agency fee

       The Borrower shall pay to the Agent and the Security Trustee (in each case, for its own account) an agency fee in the amount and at the times agreed in the Fee Letter.


                    PART 5: ADDITIONAL PAYMENT OBLIGATIONS

11.    TAX GROSS UP AND CREDIT

11.1   Definitions

       (A)    In this clause 11:

              "Protected Party" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

              "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

              "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

              "Tax Payment" means an increased payment made by the Borrower to a Finance Party under clause 11.2 (Tax gross-up).

       (B) In this clause 11, a reference to "determines" or "determined" means a determination made in the discretion of the person making the determination (acting reasonably).

11.2   Tax gross-up

       (A) The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

       (B) The Borrower or a Lender shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall notify the Borrower and the Agent.

       (C) If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

       (D) If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed in the minimum amount required by law.

       (E) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction or of receiving a receipt from the relevant tax authority in respect of any such payment, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

11.3   Indemnity

       (A) The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document provided that such any loss, liability or cost is not due to any delay or non-compliance by that Protected Party.

       (B) Paragraph (A) above shall not apply with respect to any Tax assessed on a Finance Party:

              (1) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes or carries on a business for tax purposes; or

              (2) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

              if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;

       (C) A Protected Party making, or intending to make a claim pursuant to paragraph (A) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

       (D) A Protected Party shall, on receiving a payment from the Borrower under this clause 11.3, notify the Agent.

11.4   Tax Credit

       If the Borrower makes a Tax Payment and the relevant Finance Party determines in good faith that:

       (A)    a Tax Credit is attributable to that Tax Payment; and

       (B)    that Finance Party has obtained, utilised and retained that Tax
              Credit,

       that Finance Party shall pay an amount to the Borrower which that Finance Party determines in good faith will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Borrower.

       Nothing in this clause 11.4 shall interfere with the right of a Finance Party to arrange its Tax affairs in whatever manner it thinks fit. No Finance Party shall be obliged to disclose any information relating to its Tax affairs or any computations in respect thereof.

11.5   Stamp taxes

       The Borrower shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document or any judgment given in connection with them against the Borrower and shall indemnify each of the Finance Parties against any and all liabilities, including penalties, with respect to or resulting from its delay or omission to pay promptly following a request from a Finance Party any such stamp, registration and similar faxes or charges.

12.    INCREASED COSTS

12.1   Increased Costs

       (A) Subject to clause 12.3 (Exceptions) the Borrower shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs (as defined below) incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any applicable law or regulation made after the date of this Agreement.

       (B)    In this Agreement, "Increased Costs" means:

              (1) a reduction in the rate of return from any Facility or on a Finance Party's (or its Affiliate's) overall capital;

              (2)    an additional or increased cost; or

              (3) a reduction of any amount due and payable under any Finance Document,

              which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into any of its Commitments or funding or performing its obligations under any Finance Document.

12.2   Increased Costs claims

       (A) A Finance Party intending to make a claim pursuant to clause 12.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

       (B) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

12.3   Exceptions

       (A) Clause 12.1 (Increased Costs) does not apply to the extent any Increased Cost is:

              (1) attributable to a Tax Deduction required by law to be made by the Borrower; or

              (2) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

              (3) compensated for in full by the operation of clause 11.3 (Indemnity) or any other provision of this Agreement; or

              (4) attributable to any change in the rate of any Tax referred to in clause 11.3(B); or

              (5) attributable to the implementation by the applicable authorities having jurisdiction over such Lender of any increase in capital adequacy requirements which is pursuant to and in accordance with any timetable relating to the implementation of capital adequacy requirements where the Lender is aware of such timetable as at the date of this Agreement.

       (B) In this clause 12.3, a reference to a "Tax Deduction" has the same meaning given to the term in clause 11.1 (Definitions).

13.    INDEMNITIES

13.1   Currency indemnity

       (A) If any sum due from the Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

              (1)    making or filing a claim or proof against the Borrower; or

              (2) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

              the Borrower shall, as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between
              (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

       (B) The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2   Other indemnities

       The Borrower shall, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability properly incurred by that Finance Party as a result of:

       (A)    the occurrence of any Default;

       (B) a failure by the Borrower to pay any amount due under a Finance Document on its due date including, without limitation, any cost, loss or liabilities arising as a result of clause 26.2 (Redistribution of payments);

       (C) funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in the relevant Drawdown Notice but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

       (D) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

13.3   Indemnity to the Agent

       The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

       (A) investigating any event which it reasonably believes is a Default; or

       (B) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

14.    ILLEGALITY AND MITIGATION

14.1   Illegality

       If, at any time, it is or will become unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Loan:

       (A) that Lender shall promptly notify the Agent upon becoming aware of that event;

       (B) upon the Agent notifying the Borrower, the relevant Commitments (under Facility A and Facility B) of that Lender will be immediately cancelled. If a Lender's Commitments are cancelled in accordance with the terms of this Agreement after the Agent has received a Drawdown Notice, then the amount to be advanced thereunder shall be reduced accordingly; and

       (C) the Borrower shall repay that Lender's participation in each Loan together with accrued interest to the date of actual payment and all other sums due or which may become due to such Lender including any additional amount payable under clause 13.2 (Other indemnities) on the last day of the Interest Period for such Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

14.2   Mitigation

       Notwithstanding the provisions of Clauses 11 (Tax gross up and credit), 12 (Increased Costs) and 14.1 (Illegality), if in relation to a Lender or (as the case may be) the Agent circumstances arise which would result in:

       (A) any deduction, withholding or payment of the nature referred to in clause 11 (Tax gross up and credit);

       (B) any increased cost of the nature referred to in clause 12 (Increased Costs); or

       (C)    a notification pursuant to clause 14.1 (Illegality),

       then without in any way limiting, reducing or otherwise qualifying the rights of such Lender or the Agent, as the case may be, under any of those clauses, and without prejudice to the Borrower's obligations under those clauses, such Lender or the Agent, as the case may be, shall promptly upon becoming aware of the same notify the Agent thereof (whereupon the Agent shall promptly notify the Borrower) and such Lender or the Agent, as the case may be, shall enter into negotiations in good faith with the Agent and the Borrower for a period not exceeding thirty days (or such lesser period, as the parties may agree) with a view to mitigating or removing such circumstances by means of the transfer of its participation in both Facilities and its rights and obligations hereunder and under the Finance Documents to another financial institution or Facility Office not affected by the circumstances having the results set out in (A),
       (B) or (C) above and shall otherwise take such reasonable steps as may be open to it to mitigate the effects of such circumstances provided that such Lender or the Agent, as the case may be, shall not be under any obligation to take any such action if, in its opinion, to do so would or might have a material adverse effect upon its business, operation or financial condition or the management of its Tax affairs or be contrary to its policies or would involve it in any unlawful activity or any activity that is contrary to any request, guidance or directive of any competent authority applicable to such Lender or the Agent (whether or not having the force of law but if not having the force of law being on which it is the general practice of persons to whom it is intended to apply to comply with) or (unless indemnified to its satisfaction) would involve it in any significant expense or tax disadvantage.

14.3 The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 14.2 (Mitigation).

15.    COSTS AND EXPENSES

15.1   Transaction expenses

       The Borrower shall, within five Business Days of demand, pay the Agent and the Co-ordinating Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (on a full indemnity basis and whether or not any Facility is drawndown or utilised) in connection with the negotiation, preparation, printing, execution and syndication of:

       (A) this Agreement and any other documents referred to in this Agreement; and

       (B) any other Finance Documents executed after the date of this Agreement.

15.2   Amendment costs

       If the Borrower requests an amendment, waiver or consent, the Borrower shall, within five Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

15.3   Enforcement costs

       The Borrower shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees, valuation, accountancy and consultancy fees, administrative time costs and communication out of pocket expenses) properly incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.


          PART 6: REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

16.    REPRESENTATIONS AND WARRANTIES

       Subject to clause 16.18 (Repetition), the Borrower makes the representations and warranties set out in this clause 16 to each Finance Party on the date of this Agreement.

16.1   Status

       (A) The Borrower is a limited company, duly incorporated and validly existing under the laws of Hong Kong.

       (B) Each of the Borrower and each other Borrower Group Company has the power and all necessary governmental and other consents, approvals, licences and authorities under any applicable jurisdiction to own its assets and carry on its business as it is being conducted.

16.2   Binding obligations

       The obligations expressed to be assumed by the Borrower in each relevant Finance Document are, subject to the Reservations, its legal, valid, binding and enforceable obligations.

16.3   Non-conflict with other obligations

       The entry into and performance by the Borrower of, and the transactions contemplated by, the Finance Documents do not conflict in any material way with:

       (A)    any law or regulation applicable to it;

       (B)    its constitutional documents; or

       (C) any agreement or instrument binding upon it or any other Borrower Group Company or any of its or any such company's assets.

16.4   Power and authority

       (A) The Borrower has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

       (B) No limits on the Borrower's powers will be exceeded as a result of the borrowings and grant of security or the taking of any other action contemplated by any relevant Finance Document.

       (C)    (1)    All actions, conditions and things required to be
                     taken, fulfilled and done (including the obtaining of any necessary consents and approvals) in order to enable the Borrower lawfully to enter into, exercise its rights and perform and comply with its obligations contained in each relevant Finance Document and to ensure that those obligations are (subject to the Reservations) legally valid, binding and enforceable (subject to all necessary registrations of the Security Documents, if any) have been taken, fulfilled and done; and

              (2) The requisite resolutions of the Borrower's board of directors have been duly and properly passed to authorise its execution and performance of the Finance Documents to which it is a party and such resolutions are in full force and effect and have not been varied or rescinded.

16.5   Validity and admissibility in evidence

       Subject to the Reservations, all Authorisations required or desirable:

       (A) to enable the Borrower lawfully to enter into, exercise its rights and comply with its obligations in each relevant Finance Document; and

       (B) to make each relevant Finance Document admissible in evidence in its jurisdiction of incorporation,

       have been obtained or effected and are in full force and effect.

16.6   No Event of Default

       No Event of Default has occurred which is Continuing.

16.7   Financial Statements

       Its Financial Statements, together with the notes thereto, fairly represent its and, in case of the consolidated Financial Statement, the Borrower Group's financial condition during the relevant period in respect of which the same were prepared.

16.8   No litigation

       No litigation, arbitration or administrative or other proceedings (together "proceedings") of or before any court have (to the best of the Borrower's knowledge and belief) been started or threatened against the Borrower or any other Borrower Group Company where, if such proceedings were adversely determined against the Borrower or such other Borrower Group Company they would (whether individually or in aggregate) be likely to result in a liability in excess of US$30,000,000 or result in a Material Adverse Effect.

16.9   No Material Adverse Change

       There has been no Material Adverse Change (to the best of the Borrower's knowledge and belief) since the date of this Agreement or, if later, the date of the latest Financial Statements delivered to the Agent under clause 17.1 (Financial Statements).

16.10  Material business and consents

       All licences and all material contracts, consents and authorisations (including Telecommunications Authorisations) necessary for the carrying on of the Borrower Group's Core Business have been obtained and are in full force and effect and (to the best of the Borrower's knowledge and belief) are not likely to be revoked or terminated (and not be reinstated, renewed or replaced by a similar licence within 30 days after such revocation or termination) or be made subject to unduly onerous conditions, and no notice has been received by the Borrower or, so far as the Borrower is aware, by any other Borrower Group Company of an intention to so revoke or terminate or impose such conditions.

16.11  Telecommunications compliance

       Neither the Borrower nor, so far as the Borrower is aware, any other Borrower Group Company has received notification of any breach or alleged breach of the Telecommunications Regulations and the Borrower has no reason to believe that any such notice is pending or threatened and no circumstances exist which are known to the Borrower and which may be expected to prevent or interfere with the Borrower or any other Borrower Group Company being in compliance with any such Telecommunications Regulations or result in any material liability under them.

16.12  Governing law and enforcement

       The choice of Hong Kong law as the governing law of the relevant Finance Documents will, subject to the Reservations, be recognised and enforced in its jurisdiction of incorporation.

16.13  Deduction of Tax

       It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

16.14  No filing or stamp taxes

       Save for registration of the Security Documents at the Companies Registry within the statutorily prescribed period and payment of the registration fees in relation thereto, under the laws of Hong Kong it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

16.15  Pari passu ranking

       The Borrower's payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

16.16  Share capital interests

       As at the date of this Agreement, the Borrower is an indirect wholly owned subsidiary of the Parent.

16.17  No Encumbrances

       (A) There are no Encumbrances affecting any assets of the Borrower or any of its Principal Subsidiaries (other than the Listed Principal Subsidiaries and their Subsidiaries) except as permitted under clause 19.3 (Negative pledge).

       (B) Neither the execution of any Security Document nor the performance by or exercise of any rights of the Borrower under the terms of any such document will result in the existence of, or oblige the Borrower to create, any Encumbrance which is not permitted under clause 19.3 (Negative pledge) in favour of any person over the whole or any part of the undertaking or assets (present or future) of the Borrower.

16.18  Repetition

       There shall be deemed to be repeated:

       (A)    on each Drawdown Date; and

       (B)    on the first day of each Interest Period

       each of the representations and warranties contained in clauses 16.1 (Status), 16.2 (Binding obligations), 16.3 (Non-conflict with other obligations), 16.4 (Power and authority), 16.5 (Validity and admissibility in evidence), 16.6 (No Event of Default), 16.7 (Financial Statements), 16.8 (No litigation), 16.10 (Material business and consents) 16.11 (Telecommunications compliance), 16.12 (Governing law and enforcement) and 16.15 (Pari passu ranking), by reference to the facts and circumstances existing as at such date; except in the case of the representation and warranty set out in clause 16.7 (Financial Statements) which shall be deemed to be repeated by reference to the most recent Financial Statements delivered to the Agent under clause
       17.1 (Financial Statements). In addition, the representations and warranties set out in clause 16.16 (Share capital interests) shall be repeated only on the earlier of the first Drawdown Date and the last day of the Availability Period for Facility A, and the representations and warranties set out in clause 16.9 (No Material Adverse Change) shall be repeated only on each Drawdown Date by reference to the most recent Financial Statements delivered to the Agent under clause 17.1 (Financial Statements).

17.    INFORMATION UNDERTAKINGS

       The undertakings in this clause 17 shall remain in force from the date of this Agreement for so long as any amount is outstanding or prior to which, any Commitment is in force, under the Finance Documents.

17.1   Financial Statements

       The Borrower will deliver to the Agent, in sufficient copies for all the
       Lenders:

       (A) as soon as available and in any event within 120 days after the end of each of its Financial Years (beginning with the Financial Year ending on 31 March 2004), its annual audited financial statements both on a consolidated and non-consolidated basis as at the end of and for that Financial Year;

       (B) as soon as available and in any event within 90 days after the end of the first six months of each of its Financial Years (beginning with the six months ending on 30 September 2003), its semi-annual unaudited financial statements both on a consolidated and non-consolidated basis and as at the end of and for the relevant six month period; and

       (C) for so long as any securities issued by the Parent are listed on The Stock Exchange of Hong Kong Limited or any recognised stock exchange, its quarterly unaudited financial statements for such quarter both on a consolidated and non-consolidated basis as soon as the same become available, but in any event not later than the date falling 60 days after the end of each quarter of each of its Financial Years or, if later, one week after the date of the announcement of the results of the Parent for the six months or, as the case may be, twelve months ended at the end of such quarter Provided that if a copy of such unaudited financial statements has been delivered by the Borrower prior to the date of such announcement to any third party not being a member of the Group and which is not bound by an obligation of confidentiality to the Parent, then such unaudited financial statements shall be delivered not later than the date falling one week after the date on which such unaudited financial statements were delivered to such third party. In the event that all the securities issued by the Parent cease to be so listed, the Borrower shall deliver such quarterly unaudited financial statements as soon as the same become available, but in any event within 60 days after the end of such quarter.

17.2   Requirements as to Financial Statements

       (A) Each set of Financial Statements delivered by the Borrower pursuant to clause 17.1 (Financial Statements) shall be certified by a director of the Borrower as fairly representing the financial condition of the Borrower Group or, as the case may be, of the Borrower as at the date as at which those Financial Statements were drawn up and shall be accompanied by a written confirmation from the Borrower to the Facility Agent certifying the aggregate amount of all Indebtedness secured by all Encumbrances referred to in paragraph (B) of clause 19.3 (Negative pledge) as at such date.

       (B) The Borrower shall procure that each set of Financial Statements delivered pursuant to clause 17.1 (Financial Statements) is prepared using Hong Kong GAAP and accounting practices consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of Financial Statements, it notifies the Agent that there has been a change in Hong Kong GAAP, the accounting practices or reference periods and its auditors deliver to the Agent:

              (1) a description of any change necessary for those Financial Statements to reflect Hong Kong GAAP, accounting practices and reference periods upon which its Original Financial Statements were prepared; and

              (2) in the case of the Financial Statements delivered pursuant to paragraphs (A) and (B) of clause 17.1 (Financial Statements) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 18 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those Financial Statements and the Original Financial Statements.

              Any reference in this Agreement to those Financial Statements shall be construed as a reference to those Financial Statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

       (C) The Borrower shall only appoint and retain as its auditors KPMG or any other internationally recognised firm of accountants.

       (D) The Borrower shall, at the same time as it delivers its annual or semi-annual Financial Statements, deliver to the Agent a Compliance Certificate.

17.3   Information: miscellaneous

       The Borrower shall supply, or shall procure that there is supplied, to the Agent (in sufficient copies for all the Lenders):

       (A) as soon as reasonably practicable upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current against the Borrower or any other Borrower Group Company and which might, if adversely determined, have a Material Adverse Effect and detailing to what extent such liability or diminution is covered by insurance;

       (B) as soon as reasonably practicable, such further information regarding the financial condition, business and operations of the Borrower or any other member of the Borrower Group, taken as a whole, as any Finance Party (through the Agent) may reasonably request;

       (C) all documents dispatched by the Borrower or by any other Borrower Group Company to its creditors generally, and following the initial public offering of shares in any Borrower Group Company, its public shareholders, at the same time as they are dispatched; and

       (D) as soon as reasonably practicable after the Borrower becomes aware of the same, any statement, direction, notice, determination, guideline, code of practice issued by any Telecommunications Authority which amends, revokes, limits or suspends any of the Telecommunications Authorisations granted to any Borrower Group Company or which imposes any condition or obligation on any Borrower Group Company (in addition to those to which it is already subject as at the date of this Agreement) which may have a Material Adverse Effect.

18.    FINANCIAL COVENANTS

18.1   Definitions

       In this clause 18:

       "EBITDA" means, in respect of any Relevant Period, the total operating profit (loss) for continuing operations before interest, tax, depreciation of tangible assets and amortisation of goodwill and other intangible assets of the Borrower Group as determined on a consolidated basis in accordance with Hong Kong GAAP and excluding in respect of the Borrower Group any share of results of associates, jointly controlled and unconsolidated companies, any exceptional profits or losses on the sale of or termination of an operation, exceptional costs of a reorganisation or restructuring, any extraordinary losses or expenses such as goodwill write-off, asset and investment impairment losses and provisions for investments and properties and any exceptional profits or losses on the disposals of assets and extraordinary items and minority interests.

       "Interest" means, in relation to any Relevant Period, interest (including the interest element of any payments made under finance leases or hire purchase agreements), commission, fees, discounts and other finance expenses or charges payable by the Borrower Group during the Relevant Period (but excluding any interest payable to any Borrower Group Company) as determined on a consolidated basis in accordance with Hong Kong GAAP.

       "Relevant Period" means each period of twelve months ending on the last day of the Borrower's Financial Year and each period of twelve months ending on the last day of the first half of the Borrower's Financial Year.

       "Test Dates" means 1 February 2004 and 1 August 2004 and thereafter each 1 February and 1 August (or, to the extent the Borrower's Financial Year is amended, the first day of the fifth month following the end of each Relevant Period) and "Test Date" means any of the foregoing. Each "Test Date" will be in respect of the most recently completed Relevant Period.

       "Total Debt" of any person means, at any date, the aggregate outstanding principal or capital amount of (without duplication) (A) all Indebtedness of such person, (B) any other indebtedness for Borrowed Money with a final maturity of less than one year from its date of incurrence owed to any commercial bank or other credit institution by such person, (C) all amounts outstanding under any commercial paper programme of such person and (D) any guarantees, indemnities or other assurances against financial loss given by such person in respect of the Total Debt of any other person, in each case as determined on a consolidated basis in accordance with Hong Kong GAAP, provided that the following liabilities shall be excluded when calculating the Total Debt of any person (i) any currency hedging in relation to non-Hong Kong Dollar indebtedness by the Borrower or any of its Subsidiaries from time to time, (ii) any issue of securities which are mandatorily convertible into shares, (iii) its Subordinated Indebtedness and (iv) trade payables and vendor financing.

18.2   Financial undertakings

       The Borrower shall comply with the following for so long as any amount remains outstanding under any Finance Document:

       (A) The ratio of EBITDA to Interest in respect of any Relevant Period shall not be less than 2.0 to 1.

       (B) The ratio of Total Debt of the Borrower Group to EBITDA in respect of any Relevant Period shall not exceed 5.0 to 1.

       Compliance with and calculation of the ratios referred to in this clause 18.2 shall be required as at the last day of each Relevant Period only. Testing shall be carried out on each of the Test Dates the first of which shall fall on 1 February 2004 by reference to the most recent annual audited and/or semi-annual unaudited accounts prepared on a consolidated basis in respect of the Borrower Group delivered by the Borrower in respect of the Relevant Period.

       Any Indebtedness owing by, or interest payable by, a Borrower Group Company to another Borrower Group Company shall be ignored for the purposes of this clause 18.2.

18.3   Terms of subordination

       For the purpose of calculating the financial covenants under this clause 18, the Borrower may procure any Inter-Group Borrowing or any Third Party Borrowing be deemed and treated as Subordinated Indebtedness pursuant to a Group Subordination Deed or, as the case may be, a Third Party Subordination Deed. In either case, the Borrower may subsequently at its option de-subordinate any such Subordinated Indebtedness in accordance with the terms of the Group Subordination Deed or, as the case may be, the Third Party Subordination Deed relating thereto provided that such de-subordination applies to all but not part only of such Subordinated Indebtedness and provided further that the following conditions have been satisfied:

       (A) the Borrower has given to the Facility Agent not less than 30 Business Days' (or such shorter period as the Majority Lenders may agree) prior written notice of the date on which such de-subordination is to become effective (the "Release Date");

       (B) together with the notice referred to above, the Borrower has delivered a confirmation in writing to the Facility Agent certifying that it is in compliance with the financial covenants contained in and calculated in accordance with this clause 18 and would remain in compliance notwithstanding the proposed de-subordination and confirming that no Default has occurred and is Continuing or would result from the proposed de-subordination. For the avoidance of doubt, the relevant amount of the Subordinated Indebtedness to be de-subordinated on the Release Date shall, as from and as at such date, be treated as and included in the calculation of Total Debt or, as the case may be, Interest for the purposes of this clause 18; and

       (C)    no Default is Continuing on the Release Date.

       The Borrower shall not be entitled to de-subordinate any Subordinated Indebtedness except as provided for in this clause 18.3.

19.    GENERAL UNDERTAKINGS

       The undertakings in this clause 19 shall remain in force for so long as any amount is outstanding or prior to which, any Commitment is in force, under the Finance Documents.

19.1   Authorisations

       The Borrower shall, and shall procure that each other Borrower Group Company shall, promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any applicable law to ensure the legality, validity, enforceability or admissibility in evidence of any relevant Finance Document in any relevant jurisdiction to enable each such company to perform its payment obligations under such Finance Document and to ensure the legality, validity, enforceability or admissibility in evidence of such Finance Document in any relevant jurisdiction.

19.2   Compliance with laws

       The Borrower shall, and shall procure that each other Borrower Group Company shall, comply in all material respects with all laws to which it may be subject, save where failure to so comply would not have a Material Adverse Effect.

19.3   Negative pledge

       The Borrower shall not, and shall procure that no Principal Subsidiary (other than Listed Principal Subsidiaries and their Subsidiaries) shall, create, incur, assume or permit to subsist any Encumbrance over any of its assets to secure the Indebtedness of such company except for:

       (A)    Permitted Encumbrances;

       (B) the creation of Encumbrances (other than Permitted Encumbrances) to secure Indebtedness incurred after the date of this Agreement where the aggregate outstanding principal amount of such secured Indebtedness (excluding secured Indebtedness of Listed Principal Subsidiaries and their respective Subsidiaries and indebtedness secured by Permitted Encumbrances) is less than or equal to 50% of the Borrower's Adjusted Consolidated Net Worth as determined by reference to the most recent Financial Statements delivered pursuant to clause 17.1 (Financial Statements) provided that not less than 10 Business Days after the creation of any such Encumbrances in respect of Indebtedness of greater than US$30,000,000 (or its equivalent), the Borrower has provided a confirmation in writing to the Agent certifying compliance with the foregoing requirement and setting out details of all Indebtedness secured and to be secured and the Borrower's Adjusted Consolidated Net Worth; or

       (C) Encumbrances created, incurred, assumed or permitted to subsist on terms satisfactory to the Agent (acting on the instructions of the Majority Lenders) including effective provisions being made whereby each Facility will be secured either at least equally and rateably with such Indebtedness or by such other Encumbrances as shall have been approved by the Majority Lenders for so long as such Indebtedness will be so secured.

19.4   Pari passu

       The obligations of the Borrower under the Finance Documents shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated indebtedness except for obligations mandatorily preferred by law.

19.5   Maintenance of licences

       The Borrower shall take all necessary action to protect and maintain (and take no action which could foreseeably imperil the continuation of) the Telecommunications Authorisations and shall procure that all material conditions attaching to such Telecommunications Authorisations are at all times complied with and that the business is carried on within the limits specified in such Telecommunications Authorisations.

19.6   Notification of Events of Default

       (A) The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

       (B) Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by one of its directors or a senior officer on its behalf certifying that no Default is Continuing (or if a Default is Continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.7   Consents and filings

       The Borrower shall, and shall procure that each other Borrower Group Company shall, ensure that there shall be:

       (A) obtained, complied with and promptly renewed and maintained all consents, licences, approvals and authorisations of;

       (B)    made all filings, recordings, registrations or enrolments with;
              and

       (C)    paid any stamp, registration or similar tax to be paid to,

       any governmental authorities or agencies or courts (if any) required under any applicable law or regulation to enable the Borrower to perform its material obligations under the Finance Documents or to ensure the legality, validity and enforceability of the Finance Documents.

19.8   Access

       If an Event of Default is Continuing, upon reasonable notice being given to the Borrower by the Agent (except in the case of emergency) the Borrower shall, and shall procure that each other Borrower Group Company shall, permit any one or more representatives of the Agent or its advisers to have access to the property, assets, books and records of the Borrower and the other Borrower Group Companies to inspect the same during normal business hours.

19.9   Future borrowings

       In relation to any future borrowing by any Borrower Group Company, the Borrower shall:

       (A) and shall procure that each other Borrower Group Company shall, only agree to any provision for mandatory prepayment on disposal of Core Business assets in any agreement relating to such borrowing on terms which are similar to and consistent with those set out herein; and

       (B) procure each relevant party to such future borrowing to, only agree to and enter into any subordination arrangements contained in or contemplated by or entered into in respect of such future borrowing which are on the same basis and subject to the same terms and conditions as those contained in or contemplated by or entered into in respect of the relevant Finance Documents.

19.10  No mergers

       The Borrower shall not merge or consolidate with any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction unless a continuing entity is the Borrower and no breach of any other provision hereunder would result from such merger. Any merger, consolidation, demerger or reconstruction of any other Borrower Group Company shall be deemed to be a "disposal" for the purposes of paragraph (A) of clause 6.4 (Mandatory prepayment on disposal of Core Business Assets) unless the continuing entity is majority owned and controlled by the Borrower and there would be no breach of any other provision of this Agreement.

19.11  Arm's length transactions

       The Borrower shall not, and shall procure that no other Borrower Group Company shall, enter into any transaction with any Affiliate outside the Borrower Group otherwise than on arm's length terms.

19.12  Prepayment of existing indebtedness

       The Borrower shall prepay in full the two HK$5,000,000,000 term loan facilities dated 7 March 2002 and 17 April 2002 respectively to which it is a party as borrower on or before 25 August 2003 or, failing which, to obtain within 14 days thereafter from all the lenders under any such facilities which remain outstanding at such time the consent to the amendment of "Net Prepayment Amount" (as used in such facilities) to include (at least) the Facility A Loan so that the relevant amount to be applied for mandatory prepayment under such loan facilities will be used to effect prepayment of such loan facilities and Facility A (at least) on a pro rata basis.

20.    EVENTS OF DEFAULT

20.1 Each of the events or circumstances set out in this clause 20.1 is an Event of Default.

       (A)    Non-payment

              The Borrower does not pay on the due date any amount payable pursuant to any relevant Finance Document at the place at and in the currency in which it is expressed to be payable under this Agreement unless:

              (1) the failure to pay is caused by administrative or technical error beyond the Borrower's control; and

              (2) payment is subsequently made within 3 Business Days of its due date.

       (B)    Financial covenants

              The Borrower fails to comply with clause 18.2 (Financial undertakings) in the manner contemplated thereunder.

       (C)    Breach of specific covenants

              The Borrower fails to comply with clause 19.3 (Negative pledge) and/or clause 19.10 (No mergers).

       (D)    Other obligations

              Without prejudice to paragraph (C) of clause 20.1 (Breach of specific covenants), the Borrower fails to comply with clause 17 (Information undertakings) or clause 19 (General undertakings) unless such failure is (in the reasonable opinion of the Majority Lenders) capable of being remedied and is so remedied within 20 Business Days of the Agent giving written notice to the Borrower requiring it to remedy, or if earlier, within 20 Business Days of the date on which the Borrower first became aware of such breach.

       (E)    Misrepresentation

              Any representation or statement made or deemed to be made by the Borrower under clause 16 (Representations and warranties) is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, unless the underlying circumstances (if in the Majority Lenders' reasonable opinion capable of remedy) are remedied within 20 Business Days of the Agent giving written notice to the Borrower requiring it to remedy or, if earlier, within 20 Business Days of the date on which the Borrower first became aware of such breach, and its effect is such as to be reasonably likely (in the opinion of the Agent acting on the instructions of the Majority Lenders) to give rise to a Material Adverse Effect.

       (F)    Insolvency

              The Borrower or any Principal Subsidiary:

              (1) ceases or suspends generally payment of its debts (or announces an intention to do so) or is unable to pay its debts or is deemed unable to pay its debts within the meaning of Section 178 of the Companies Ordinance or any other similar law of any applicable jurisdiction; or

              (2) commences, or announces an intention to commence, negotiations with all or any class of its creditors with a view to the general readjustment or rescheduling of all or any class of its indebtedness for Borrowed Money; or

              (3) enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors; or

              (4) is the subject of any voluntary or involuntary proceedings under any law, regulation or procedure relating to reconstruction or readjustment of its debts; or

              (5) files a moratorium or has a moratorium declared in respect of all or any class of its indebtedness for Borrowed Money.

       (G)    Insolvency proceedings

              (1)    Winding up:

                     (a)    a meeting is convened; or

                     (b) a petition is presented (unless it is demonstrated to the reasonable satisfaction of the Agent that the petition is frivolous or vexatious and such petition is set aside before the petition is advertised and in any event within 14 days of presentation); or

                     (c)    an order is made; or

                     (d)    a resolution is passed

                     for the dissolution, winding-up or bankruptcy of the Borrower or any Principal Subsidiary (except for the purposes of a reconstruction or amalgamation whilst solvent on terms previously approved in writing by the Agent); or

              (2) Administration: a bona fide petition is presented for the appointment of an administrator or provisional supervisor or similar officer (if applicable) in relation to the Borrower or any Principal Subsidiary (unless it is demonstrated to the reasonable satisfaction of the Agent that the petition is frivolous or vexatious and such petition is set aside before the petition is advertised and in any event within 14 days of presentation); or

              (3) Request by directors or members: the directors or a member of the Borrower or any Principal Subsidiary request the appointment of a liquidator, receiver, receiver and manager, administrative receiver, administrator, trustee, provisional supervisor or similar official to the whole or any substantial part of the assets of the Borrower or such Principal Subsidiary.

       (H)    Creditors' process and distress

              (1) an encumbrancer takes possession of the whole or any substantial part of the assets or undertaking of the Borrower or any Principal Subsidiary;

              (2) a liquidator, receiver, receiver and manager, administrative receiver, administrator, trustee or similar official is appointed, of the whole or any substantial part of the assets or undertaking of the Borrower or any Principal Subsidiary;

              (3) a distress, execution or other legal process is levied against any of the assets of the Borrower or any Principal Subsidiary to recover assets with a book value in excess of US$30,000,000 in aggregate, and is not discharged or paid out within 10 Business Days.

       (I)    Expropriation

              The expropriation of all or a substantial part of the Borrower's or any Principal Subsidiary's assets by any governmental or other competent authority.

       (J)    Auditors' report

              The auditors qualify their report to any audited Financial Statements (other than qualifications of a technical nature which are not material to the financial position of the Borrower) (delivered under clause 17.1 (Financial statements)) so as to cast doubt on their accuracy in any material respect or on the ability of the Borrower or any Principal Subsidiary to continue as a going concern.

       (K)    Rescission

              Any party to the Finance Documents (other than a Finance Party) rescinds or purports to rescind any of them in whole or in part where to do so would have a Material Adverse Effect.

       (L)    Revocation of Telecommunications Authorisation

              The FTNS Licence is revoked or is suspended (and not reinstated, renewed or replaced by a similar licence within 30 days after such suspension or revocation) or is made subject to such conditions as would have a Material Adverse Effect.

       (M)    Unlawfulness

              It is or becomes unlawful for the Borrower to perform any of its material obligations under the Finance Documents and such non-performance has a Material Adverse Effect.

       (N)    Other Indebtedness

              Any Indebtedness of the Borrower or any Principal Subsidiary which in aggregate exceeds US$30,000,000 (or its equivalent) at any time:

              (i) is not paid on its due date (after the expiry of any original grace period applicable thereto);

              (ii) is declared due and payable before its stated maturity or is placed on demand, in each case, by reason of an event of default (howsoever described) or any circumstances arise as a result of which any such Indebtedness could be so declared due and payable before its stated maturity date; or

              (iii) which is repayable on demand is not repaid on demand being made.

       (O)    Material Adverse Change

              There occurs a Material Adverse Change.

20.2   Acceleration

       Upon the occurrence of an Event of Default and so long as it is Continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

       (A) cancel the Total Commitments whereupon they shall immediately be cancelled;

       (B) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

       (C) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

20.3   Certain Events of Default regarding Principal Subsidiaries

       For the purposes of paragraphs (F), (G), (H), (I) and (N) of clause 20.1, "Principal Subsidiaries" shall be deemed to include any Borrower Group Company which has incurred any Third Party Borrowings in respect of which the Borrower has issued any guarantee or indemnity or other form of credit support.


                          PART 7: CHANGES TO PARTIES

21.    CHANGES TO THE LENDERS

21.1   Assignments and transfers by the Lenders

       Subject to this clause 21, a Lender (the "Existing Lender") may:

       (A) assign any of its rights; or

       (B) transfer by novation any of its rights and obligations,

       under the Finance Documents to another bank or financial institution or, with the prior written consent of the Borrower, to any other entity (the "New Lender") provided that such transfer or assignment is
       (1) in a minimum amount of HK$10,000,000 and (2) in respect of its rights and/or obligations under both Facilities pro rata to its Commitment under each Facility.

21.2   Conditions of assignment or transfer

       (A) If a Lender assigns any rights under the Finance Documents in accordance with clause 21.1 (Assignments and transfers by the Lenders) then, subject to the assignee delivering to the Agent at least 7 Business Days' (or such shorter period agreed by the Agent) prior to the proposed Assignment Date specified in such undertaking an undertaking substantially in the form of Schedule 5 (Form of Assignee's Undertaking) in the Agreed Terms that it will be bound by the terms of the Finance Documents as a Lender, and paying the assignment fee referred to in clause 21.3 (Assignment or transfer fee), the assignee shall be substituted for the assignor and have the same rights against the Borrower as it would have had if it had been an original party to this Agreement as a Lender with the rights assigned to it. Such undertaking shall contain the assignee's notice details for the purpose of clause 31.2 (Addresses).

       (B) A transfer will only be effective if the procedure set out in clause 21.5 (Procedure for transfer) is complied with.

       (C) Each of the parties irrevocably authorises the Lenders to deliver, and the Agent to receive, undertakings under clause 21.2(A) and/or Transfer Certificates in accordance with clause
              21.5 (Procedure for transfer). In addition, each party (other than the Existing Lender and the New Lender) irrevocably authorises the Agent to execute any completed Transfer Certificates on its behalf.

       (D) The Borrower shall enter into such additional documentation (if any) required by the Agent or the Security Trustee to effect any assignment or transfer in accordance with this clause 21.

       The Agent shall distribute payments received by it in relation to the Loans to the Lenders indicated in the records of the Agent as being entitled thereto on the date on which such payment fell due (and, if that date is the due date on which an assignment or transfer of such portion takes effect, to the Lenders so indicated before such assignment or transfer took effect).

21.3   Assignment or transfer fee

       On the date of the Agent's receipt of the undertaking required under clause 21.2(A) (Conditions of assignment or transfer) or of the Transfer Certificate, the relevant New Lender shall pay a fee of HK$5,000 to the Agent.

21.4   Limitation of responsibility of Existing Lenders

       (A) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

              (1) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

              (2) the financial condition, affairs, status or nature of the Borrower or any of its Subsidiaries or the observance by the Borrower of any term of the Finance Documents;

              (3) the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

              (4) the accuracy and/or completeness of any statements or information (whether written or oral) made in or in connection with or supplied to it in connection with any Finance Document or any other document or supplied to it in connection with the Borrower Group, and any representations or warranties implied by law are excluded.

       (B) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

              (1) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied and will not rely on any information provided to it by the Existing Lender or any Finance Party in connection with any Finance Document;

              (2) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force;

              (3) has received copies of the Finance Documents and all documentation and information required by it in connection with this transaction (other than the Fee Letters referred to in clauses 10.2 (Front-end fee) and 10.3 (Agency fee)); and

              (4) has received copies of all outstanding consents and waiver requests and will be bound by any decisions made by the Existing Lender which have been communicated to the Agent prior to the Transfer Date.

       (C)    Nothing in any Finance Document obliges an Existing Lender to:

              (1) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this clause 21; or

              (2) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

21.5   Procedure for transfer

       (A) If a Lender (an "Existing Lender") wishes to transfer any rights and/or obligations under the Finance Documents in accordance with clause 21.1 (Assignments and transfers by the Lenders) such transfer will only be effective if the Agent receives three executed copies of a Transfer Certificate signed by the Existing Lender(s) and the New Lender(s) at least 7 Business Days prior to the proposed Transfer Date specified in the Transfer Certificate (or such shorter period agreed by the Agent). As soon as reasonably practicable after its receipt of a duly completed Transfer Certificate appearing to comply with the terms of this Agreement, the Agent shall execute that Transfer Certificate.

       (B) On the Transfer Date specified in the Transfer Certificate (or if later, on the date on which the Agent executes the Transfer Certificate):

              (1) to the extent that the Existing Lender(s) elect(s) in the Transfer Certificate to transfer rights and obligations under the Finance Documents, the Borrower and the Existing Lender(s) shall each be released from further obligations to the other and their respective rights against each other cancelled (except for rights accrued before the date on which the Transfer Certificate takes effect);

              (2) the Borrower and the New Lender(s) shall acquire rights against each other and assume obligations towards each other which differ from the rights and obligations so cancelled and released only insofar as the Borrower and the New Lender(s) have acquired and assumed them in place of the Borrower and the Existing Lender(s);

              (3) the New Lender(s) and the Finance Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender(s) been original parties to the Finance Documents as Lender(s) with the rights and obligations acquired and assumed as a result of such transfer (and, to that extent, the Existing Lender(s) and the Finance Parties shall each be released from further obligations to each other under the Finance Documents); and

              (4) the New Lender(s) shall become a party to the Finance Documents as a "Lender".

21.6   Reference Banks

       If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be one of the Lenders, the Agent shall (after consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

21.7   Sub-participations

       Nothing in this Agreement restricts the ability of a Lender to sub-contract an obligation if it remains liable under this Agreement for that obligation.

21.8   Limitation of specified indemnities

       If, at any time, any Lender assigns or transfers any of its rights, benefits and obligations under this Agreement and, at the time of such assignment or transfer, there arises an obligation on the part of the Borrower under clause 11.2 (Tax gross-up) or clause 12 (Increased Costs) to pay to such Lender or its assignee or transferee any amount in excess of the amount it would have then been obliged to pay but for such assignment or transfer, then the Borrower shall not be obliged to pay the amount of such excess provided that this clause 21.8 shall not apply to any assignment or transfer made (i) pursuant to clause 14.2 (Mitigation) or (ii) with prior consent of the Borrower or (iii) at any time whilst an Event of Default is Continuing.

21.9   Confidentiality

       The Borrower agrees that the Finance Parties may at any time disclose such information relating to the Borrower and other members of the Borrower Group as shall come into their possession whether or not in relation to a Facility:

       (A)    to any prospective assignee, New Lender or sub-participant;

       (B)    to their respective advisers, professional or otherwise;

       (C)    to the other Finance Parties or any Affiliate of a Finance Party;

       (D)    if required to do so by an order of a court in any jurisdiction;

       (E) under any law or regulation or to any applicable regulatory authority (including the Hong Kong Monetary Authority) in any jurisdiction; and

       (F) where such information shall have already entered the public domain,

       and in the case of paragraphs (A), (B) and (C) above, subject to requiring and receiving a written confidentiality undertaking substantially in the form of Schedule 6 (Form of

       Confidentiality Undertaking), a copy of which shall, as soon as practicable, be delivered to the Borrower.

21.10  Agent's notification

       The Agent shall as soon as practicable notify the Borrower of its receipt of an undertaking under clause 21.2(A) (Conditions of assignment and transfer) or upon execution of a Transfer Certificate under clause 21.5 (Procedure for transfer).

21.11  Universal succession

       If a Lender is to be merged with any other person by universal succession, that Lender shall, at its own cost, within 30 days of that merger furnish to the Agent:

       (A) a copy of a legal opinion issued by a qualified legal counsel practising law in its jurisdiction of incorporation confirming that all that Lender's assets, rights and obligations generally have been duly vested in the succeeding entity who has succeeded to all relationships as if those assets, rights and obligations had been originally acquired, incurred or entered into by the succeeding entity; and

       (B) a written confirmation by the Agent's legal counsel that the laws of the jurisdiction in which the Facility Office is located recognise such merger by universal succession under the relevant foreign laws, whereupon a transfer and novation of all that Lender's assets, rights and obligations to its succeeding entity shall have been, or be deemed to have been, duly effected as at the date of the said merger. If that Lender, in a universal succession, does not comply with the requirements under this clause 21.11, the Agent has the right to decline to recognise the succeeding entity and demand that Lender and the succeeding entity to sign and deliver a Transfer Certificate to the Agent evidencing the disposal of all rights and obligations of that Lender to that succeeding entity.

22.    CHANGES TO THE BORROWER

       The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.


                         PART 8: THE FINANCE PARTIES

23.    AGENT AND SECURITY TRUSTEE

23.1   Appointment

       (A)    Appointment: Each Lender appoints:

              (1) the Agent to act as its agent in connection with this Agreement; and

              (2) the Security Trustee to act as its agent and trustee in relation to the Security Documents;

       and authorises each of the Agent and the Security Trustee:

                     (a) to execute on its behalf those Finance Documents or any document or certificate relating thereto expressed by this Agreement to be executed by the Agent or Security Trustee on behalf of the Finance Parties;

                     (b) to exercise such rights, powers and discretions as are specifically delegated to them by the terms of the Finance Documents together with all reasonably incidental rights, powers and discretions; and

                     (c) in the case of the Agent, to make or receive any payment on its behalf as required by the terms of any of the Finance Documents.

              The Borrower shall be entitled to assume that the Agent and the Security Trustee represent the Lender or the Majority Lenders (as the case may be), and that all consents and notices given by the Agent or the Security Trustee on their behalf are validly given.

       (B) Chinese Wall: In acting as Agent or Security Trustee for the Lenders, the respective Agent's or, as the case may be, the Security Trustee's syndication division (or such other division as may undertake such task) shall be treated as a separate entity from any other of its divisions or departments and, despite the provisions of this clause 23, if any of the Agent or Security Trustee acts for or transacts business with any member of the Group in any capacity in relation to any other matter (including as a Lender under this Agreement), any information given by any member of the Group to any of the Agent or Security Trustee in such other capacity may be treated as confidential by the Agent or, as the case may be, the Security Trustee.

23.2   Powers

       Each of the Agent and the Security Trustee may:

       (A)    assume that:

              (1) any representation made by the Borrower in or in connection with the Finance Documents is true;

              (2) no Default has occurred (unless it has actual knowledge of a Default arising under clause 20.1(A) (Non-payment));

              (3) the Borrower is not in breach of or default under its obligations under any Finance Document; and

              (4) any right, power, authority or discretion vested in any party or the Majority Lenders has not been exercised;

              unless the Agent or, as the case may be, the Security Trustee has in its capacity as agent (or where relevant, as agent and trustee) for the Lenders actually received written notice to the contrary from any other party to this Agreement;

       (B) assume that each New Lender's Facility Office is that identified in the Transfer Certificate under which it became a party to this Agreement until it has received from such New Lender a notice designating some other office of such New Lender as its Facility Office, and may act upon any such notice until the same is superseded by a further such notice;

       (C) engage and pay for the advice or services of any lawyers, accountants or other advisers whose advice or services may seem necessary, expedient or desirable to it and may rely upon any advice so obtained;

       (D) rely as to matters of fact which might reasonably be expected to be within the knowledge of the Borrower upon a certificate or statement signed by or on behalf of the Borrower;

       (E) rely upon any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed;

       (F) refrain from exercising any right, power or discretion vested in it under any Finance Document unless and until instructed by the Majority Lenders or all of the Lenders (as the case may be) whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised, and it shall not be liable for acting or refraining from acting in accordance with or in the absence of instructions from the Majority Lenders or all of the Lenders (as the case may be);

       (G) refrain from taking any step to protect or enforce the rights of any Lender under any Finance Document and from beginning any legal action or proceeding arising out of or in connection with any Finance Document until it has been indemnified and/or secured as it may require (whether by way of payment in advance or otherwise) against all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instructions;

       (H) refrain from doing anything which would or might in its opinion be contrary to any applicable law or any requirements (whether or not having the force of law) of any governmental, judicial or regulatory body or otherwise render it liable to any person, and it may do anything which is in its opinion necessary to comply with any such applicable law or requirement;

       (I) do any act or thing in the exercise of any of its powers and duties under the Finance Documents which may lawfully be done and which in its absolute discretion it deems advisable for the protection and benefit of the Finance Parties collectively including the investment of monies in any investments authorised by any applicable law;

       (J) perform any of its duties, obligations and responsibilities under the Finance Documents by or through its personnel or agents;

       (K) accept deposits from, lend money (secured or unsecured) to and generally engage in any kind of banking or other business with any member of the Group without any liability to account;

       (L) carry on any banking or other business with any member of the Group without liability to account as though it were not the Agent or the Security Trustee and without notice to or consent of the Lenders and shall be under no obligation to provide any information regarding any member of the Group which it receives as a result of such activities to any other Finance Party. With respect to its participation in any Facility, the Agent and the Security Trustee shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent or the Security Trustee;

       (M) deposit any instruments, documents or deeds delivered to it with any Lender or professional custodian or with any Finance Party's legal advisers and shall not be liable for any loss thereby incurred in the absence of any gross negligence or wilful default by it; and

       (N) procure that any investment or any part of the property charged or assigned under the Security Documents or the proceeds thereof is held and/or registered in the name of its nominee; and delegate from time to time by power of attorney or otherwise to any person it thinks fit any of its rights, trusts, powers, authorities or discretions vested in it by any Finance Document which, in each case, relate to purely administrative acts only and on any terms and subject to any conditions or regulations as it thinks fit.

23.3   Duties

       Each of the Agent and the Security Trustee shall:

       (A) except as regards purely administrative acts, consult whenever reasonably practicable with the Lenders before doing or refraining from doing any act or thing in the exercise of its powers as agent and/or trustee;

       (B) as soon as practicable upon receipt inform each Lender of the contents of any notice or document or other information (addressed to all Lenders generally or which the Lenders are expressly entitled to receive pursuant to the terms of this Agreement) received by it in its capacity as Agent under this Agreement from the Borrower or as Security Trustee under the Security Documents from the Borrower;

       (C) promptly following receipt of the notice referred to below, notify each Lender of the occurrence of any Default or Event of Default or any material breach by the Borrower in the due performance of its obligations under this Agreement or any Security Document which is either a default in the payment of principal or interest of which the Agent or, as the case may be, the Security Trustee (in its capacity as such) has received notice from any other party to this Agreement;

       (D) subject to the provisions of this clause 23 and except as stipulated in clause 24 (Amendments and decisions), act in accordance with any instructions given to it by the Majority Lenders;

       (E) if so instructed by the Majority Lenders, except in circumstances set out in clause 28.1 (Enforcement), refrain from exercising any right, power or discretion vested in it under the Finance Documents; and

       (F) refrain from beginning any legal action or proceedings in connection with the Finance Documents on behalf of any Finance Party until such Finance Party has given its written consent to the proposed action.

       This clause relates to every consent to be given, decision to be taken, discretions to be exercised, or determination to be made which is expressed to be made or taken by the Agent or the Security Trustee, except where the words "at the request of any Lender" or similar, are used, or where the consent, decision or discretion to be made or exercised would fall within the scope of clause 24.2 (Unanimous Consent) in which case the Agent or the Security Trustee shall act accordingly. Any requirement that such consent, decision or determination must be reasonable or that the Agent or the Security Trustee is to "act reasonably" is to be construed as an obligation on the Lenders granting such consent or making such a decision or determination and not as an individual obligation binding on the Agent in that capacity. The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

23.4   Exoneration

       Despite anything to the contrary expressed or implied in this Agreement, none of the Agent, the Security Trustee, the Co-ordinating Arrangers or the Lenders shall:

       (A)    be bound to enquire as to:

              (1) whether or not any representation or warranty made by the Borrower under or in connection with any Finance Document is true;

              (2) the occurrence or otherwise of any Event of Default or Default;

              (3) the performance by the Borrower of its obligations under any Finance Document;

              (4) any breach or default by the Borrower of or under its obligations under any Finance Document;

       (B) be bound to account to any Finance Party for any fee or other sum or the profit element of any sum received by it for its own account;

       (C) be bound to disclose to any other person any information relating to any member of the Group if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person;

       (D) be under any fiduciary or other duty towards any Finance Party or under any obligations (including any liability to hold any money paid to it on trust or be liable to account for interest on such money) other than those expressly provided for in clause 28.2 (Recoveries to be held on trust) of this Agreement;

       (E) be liable or responsible (in the absence of its own gross negligence or wilful default):

              (1) for any failure, omission, or defect in the due execution, delivery, validity, legality, adequacy, performance, enforceability, or admissibility in evidence of any Finance Document or any communication, report or other document delivered under any Finance Document; or

              (2) in respect of its exercise or failure to exercise any of its powers and duties under any Finance Document; or

              (3) for the collectability of any sums payable under any Finance Documents; or

              (4) for any recital, statement, representation or warranty made by any Borrower

                     Group Company or any officer thereof, contained in any Finance Document, or in any certificate, report, statement or other document referred to or provided for in, or received by it under or in connection with any Finance Document; or

              (5) for the supervision of any person to whom it has delegated any trusts, powers, authorities or discretions vested in it or (in the absence of gross negligence or wilful default by the Security Trustee or the Agent as the case may be) be in any way liable for any loss incurred through the misconduct or default of such delegate;

       (F) be under any obligations other than those expressly provided for in this Agreement and shall have no liability or responsibility of any kind to:

              (1) the Borrower arising out of or in relation to any failure or delay in the performance or breach by any Finance Party (other than itself) of any of its obligations under any Finance Document; or

              (2) any Finance Party arising out of or in relation to any failure or delay in the performance or breach by the Borrower of any of its obligations under any Finance Document; or

       (G) be liable in any manner and each of them shall be fully protected if it acts in accordance with the instructions of the Majority Lenders in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Finance Parties. In the absence of such instructions the Agent or the Security Trustee may act as they consider to be in the best interests of all the Finance Parties and in so doing shall be fully protected.

23.5   Lenders' indemnity

       Each Lender shall, on demand by the Agent or the Security Trustee, indemnify the Agent or, as the case may be, the Security Trustee, against any and all fees (to the extent properly chargeable by the Agent or, as the case may be, the Security Trustee under any Finance Document but not promptly recovered from the Borrower), costs, claims and expenses and liabilities which the Agent or, as the case may be, the Security Trustee may pay or incur (otherwise than by reason of its own gross negligence or wilful misconduct) in acting in its capacity as agent or security trustee for the Finance Parties. The cost of indemnifying the Agent and the Security Trustee shall be borne by the Lenders in the proportions determined in accordance with the definition of Majority Lenders. If a Lender (referred to in this clause 23.5 as a "defaulting Lender") fails to pay its due contribution under this indemnity, then the Agent or, as the case may be, the Security Trustee may (without prejudice to its other rights and remedies) deduct the amount due from the defaulting Lender from any sums which are then or afterwards in its possession which would otherwise be payable to the defaulting Lender.

23.6   Disclaimer

       The Agent, the Security Trustee, the Co-ordinating Arrangers and the Lenders accept no responsibility to any other Finance Party for the accuracy and/or completeness of any information supplied in connection with any Finance Document or for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Agent, the

       Security Trustee, the Co-ordinating Arrangers and the Lenders shall be under no liability to any other Finance Party as a result of taking or omitting to take any action in relation to any Finance Document (except in the case of its gross negligence or wilful misconduct of the Agent, the Security Trustee, the Co-ordinating Arrangers or the Lenders (as the case may be)).

23.7   No actions against individuals

       Each of the Finance Parties agree that it will not assert or seek to assert against any director, officer or employee of any other Finance Party any claim it may have against any of them in respect of the matters referred to in this clause 23 and such directors, officers or employees may rely on this clause.

23.8   Credit appraisals

       It is agreed by each Finance Party that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group, and, accordingly, each Lender confirms to each other Finance Party that it has not relied, and will not rely, on any other Finance Party:

       (A) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by or on behalf of any member of the Group in connection with any Finance Document and/or the transactions contemplated in the Finance Documents (whether or not such information has been or is after the date of this Agreement circulated to such Lender by another Finance Party); or

       (B) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group.

       Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent taken in the future, including any review of the affairs of the Group, shall be deemed to constitute any representation or warranty by the Agent or any Agent-Related Person to any Lender.

23.9   Extensions of protection to Agent-Related Persons

       (A) All the provisions of this clause 23 and of any other provision of this Agreement protecting or limiting the liability of an Agent, or exonerating it from liability or responsibility, which may enure to the benefit of an Agent shall also be deemed to be given for the benefit of the Security Trustee, the Co-ordinating Arrangers, the Senior Lead Arrangers and all Agent-Related Persons to whom they are capable of relating or in respect of whom they are capable of taking effect.

       (B) For the avoidance of doubt, the guarantee, indemnity, exonerations and other protections in favour of the Agent, the Security Trustee, the Co-ordinating Arrangers, the Lenders and the Agent-Related Persons contained in this Agreement and the other Finance Documents shall take effect in respect of all events, action and omissions occurring before the execution and completion of this Agreement as well as events, actions and omissions occurring on or after its execution and completion.


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


23.10  No duties

       Except as specifically provided in this Agreement, the Co-ordinating Arrangers and the Lenders have no duties or responsibilities under or in connection with any Finance Document.

23.11  Foreign security

       In relation to any Security Document governed by a law other than Hong Kong law each Finance Party:

       (A) shall execute and deliver any Security Document which, under applicable law, cannot be entered into by the Security Trustee on its behalf, for example, because the security constituted by the Security Document must be entered into by it as creditor having a pro rata claim of the claims secured thereby;

       (B) grants the Security Trustee power of representation in relation to the execution, enforcement and administration of the Security Documents; and

       (C) shall enter into such notarial deeds or other deeds or documents as are required under any applicable law relating to the security constituted by the Security Documents to enable the Agent and the Security Trustee or another attorney-in-fact to execute any Security Document on such Finance Party's behalf and administer and enforce such security.

23.12  Security Trustee

       (A) The Security Trustee hereby declares that during the period ending on the earlier of the last day of the period of 80 years from the date of this Agreement and the date that the Security Trustee releases the trust property held by it unconditionally it shall hold the trust property as trustee upon trust for the Finance Parties from time to time and the obligations, rights and benefits vested or to be vested in the Security Trustee by the Finance Documents or any document entered into pursuant thereto shall (as well after as before enforcement) be performed and (as the case may be) exercised in accordance with this Agreement.

       (B) The Borrower and each of the Finance Parties agree that the Security Trustee shall be the joint creditor (together with the relevant Finance Party) of each and every obligation of the Borrower towards each of the Finance Parties under this Agreement, and that accordingly the Security Trustee will have its own independent right to demand performance by the Borrower of those obligations. However, any discharge of any such obligation to one of the Security Trustee or the relevant Finance Party shall, to the same extent, discharge the corresponding obligation owing to the other.

       (C) Without limiting or affecting the Security Trustee's rights (under any of the Finance Documents against the Borrower or to act in the protection or preservation of rights under or to enforce any Security Document or to do any act reasonably incidental to any of the foregoing), the Security Trustee agrees with each other Finance Party severally that it will not exercise its rights as a joint creditor with a Finance Party.


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23.13  Accession Deeds and Subordination Deeds

       Each Lender:

       (A) expressly authorises each of the Agent and/or the Security Trustee to execute on its behalf the US$260 Million Subordinated Loan Accession Deed and the US$450 Million Subordinated Loan Accession Deed, any Group Subordination Deed and any Third Party Subordination Deed and to undertake the obligations thereunder;

       (B) agrees to take all and any steps necessary to enable each of the Agent and/or the Security Trustee to comply with its obligations under the documents referred to in paragraph (A) above; and

       (C) agrees not to take or omit to take any action which could result in the Facility Agent or the Security Trustee being in breach of any of their obligations thereunder.

24.    AMENDMENTS AND DECISIONS

24.1   Majority Lender decisions

       Except as provided in clause 24.2 (Unanimous Consent), with the prior written consent of the Majority Lenders, the Agent (or as the case may be, the Security Trustee) and the Borrower may from time to time enter into written amendments, supplements or modifications to the Finance Documents (however fundamental) for the purpose of adding any provisions to the Finance Documents or changing in any manner the rights and/or obligations of all or any of the Parent, the Borrower, the Agent and the Lenders, and:

       (A) the Agent (or as the case may be, the Security Trustee) may execute and deliver to the Parent or the Borrower a written instrument waiving prospectively or retrospectively, on such terms and conditions as the Agent (or as the case may be, the Security Trustee) may specify in such instrument, any of the requirements of any of the Finance Documents;

       (B) the Agent (or as the case may be, the Security Trustee) may effect, on behalf of the Majority Lenders, an amendment or waiver to which they have agreed;

       (C) the Agent (or as the case may be, the Security Trustee) may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause; and/or

       (D) the Agent (or as the case may be, the Security Trustee) shall promptly notify the other Parties of any amendment or waiver effected under this clause and any such amendment or waiver shall be binding on all the parties.

24.2   Unanimous consent

       (A) An amendment or waiver that has the effect of changing or which relates to:

              (1) an increase or decrease in the amount of any Loan or a lengthening or shortening of any Availability Period or any amendment to the definition of the Final Repayment Date; or

              (2) a reduction in the rate or rates of interest payable hereunder or in the amount of or the due date for, interest, fees or any other payment owing or to become


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


                     owing to any of the Lenders hereunder; or

              (3) any provision relating to voluntary or mandatory prepayment or scheduled payment of principal or interest; or

              (4)    the definition of Majority Lenders or this clause; or

              (5) any release of a Security Document or any amendment, waiver, discharge or termination which would prejudice the Lenders' position under the Security Documents; or

              (6)    the provisions of clause 26 (Sharing Among Lenders); or

              (7) any provision which expressly requires the consent of all the Lenders; or

              (8) any condition precedent to the availability for drawing of sums hereunder; or

              (9) clause 2.2 (Finance Party's rights and obligations) or clause 21 (Changes to the Lenders); or

              (10)   a change to the Borrower; or

              (11)   the currency in which any Loan is denominated.

              shall not be made without the prior written consent of all of the Lenders.

       (B) Regardless of any other provision in this Agreement, no amendment shall be effective without the consent of the Agent, the Co-ordinating Arrangers, the Lenders or as the case may be, the Security Trustee, where any such waiver, amendment, supplement or modification if it would otherwise amend, modify or waive any of the rights of the Agent, the Co-ordinating Arrangers, the Lenders or as the case may be, the Security Trustee under any of the Finance Documents or subject any of them to any additional obligations under such documents or amend any amount payable to them.

24.3   Costs

       If the Borrower requests any amendment, supplement, modification or waiver under clause 24.1 (Majority Lender decisions), or clause 24.2 (Unanimous Consent) then the Borrower shall, within five Business Days of demand by the Agent, reimburse the Agent for the account of itself and/or the respective party for all costs and expenses (including, without limitation, reasonable legal fees), incurred by any of the Agent or the Security Trustee in the negotiation, preparation and execution of any written instrument contemplated by clause 24.1 (Majority Lender decisions) or clause 24.2 (Unanimous Consent).

24.4   Administrative determinations

       The Agent may determine purely administrative matters without reference to the Lenders.

24.5   Prior notice

       Where this Agreement provides for any matter to be determined by reference to the


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


       opinion of the Majority Lenders or to be subject to the consent or request of the Majority Lenders or for any action to be taken on the instructions of the Majority Lenders, such opinion, consent, request or instructions shall only be regarded as having been validly given or issued by the Majority Lenders if all the Lenders have been given three Business Days' prior notice of the matter on which such opinion, consent, request or instructions is sought but so that the Borrower shall be entitled (and bound), if so informed by the Agent, to assume that such notice has been duly received by each Lender and that the relevant majority has been obtained to constitute Majority Lenders whether or not this is the case.

24.6   Meaning of all Lenders

       Where this Agreement or any other Finance Document, provides for any matter to be determined by reference to the opinion of, or to be subject to the consent of or request of all of the Lenders or the Lenders acting unanimously or for any action to be taken on the instruction of all the Lenders, such opinion, consent, request or instructions shall (as between the Lenders) only be regarded as having been validly given or issued by all the Lenders (or the Lenders acting unanimously) if all the Lenders shall have received prior notice (the "Agent's Notice") of such matter containing a request for written instructions from such Lender to be received by the Agent or, as the case may be, the Security Trustee within ten Business Days of the receipt of the Agent's Notice. If, in respect of a Lender, the Agent or the Security Trustee, as appropriate:

       (A) shall not have received written instructions in respect of such matter from such Lender; and

       (B) the Agent or the Security Trustee shall have received written instructions in respect of such matter from Lenders constituting the Majority Lenders,

       in each case within such time period, such Lender shall be deemed to have renounced and waived its right to make any such determination, approval, consent or provide instructions to the Agent or the Security Trustee in respect of such matter; shall not have any rights, recourse or remedy against the Agent or the Security Trustee in respect of such matter; and shall be bound (as shall the Borrower) by the determination, approval, consent or instructions of the other Lenders in respect of such matter. If the Agent gives written notice to the Borrower or any other Group Company that such unanimous consent has been obtained from all of the Lenders then the Borrower shall be entitled to assume that all the Lenders acted unanimously.

24.7   Lenders to act reasonably

       If any provision of any Finance Document is made subject to or requires the consent of the Agent (or as the case may be, the Security Trustee) and the Agent (or as the case may be, the Security Trustee) is required by such Finance Document to act reasonably when considering whether its consent should be granted, each of the Lenders agrees to act reasonably when the Agent (or as the case may be, the Security Trustee) seeks its instructions in respect of the granting of such consent.

25.    RETIREMENT OF AGENT AND SECURITY TRUSTEE

25.1   Notice of resignation

       Subject to this clause 25, any of the Agent or the Security Trustee may (and, at the request of the Majority Lenders shall) give notice of its wish to resign at any time by giving


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


       at least 30 days' prior written notice to the Borrower and the other Finance Parties and, in the case of the resignation of the Security Trustee, any other beneficiary under the Security Documents.

25.2   Appointment of successor

       If the Agent or the Security Trustee gives notice under clause 25.1 (Notice of resignation), then the Majority Lenders, after consultation with the Borrower, may in writing appoint a successor with an office in Hong Kong. If no such successor is appointed or has not accepted office within 30 days of the date of service of the notice of resignation as replacement Agent or Security Trustee (as the case may be) the Agent or the Security Trustee (as the case may be) may, after consultation with the Borrower, appoint a successor for itself.

25.3   Provisions relating to successor

       (A) Upon such appointment in writing and after execution by such successor of such documents as may be necessary to transfer and vest in the new Agent or Security Trustee (as the case may be) all the rights and obligations of the retiring Agent or Security Trustee (as the case may be), the retiring Agent or Security Trustee (as the case may be) shall be discharged from any further obligations (but not, for the avoidance of doubt, from any liability which such party shall have actually incurred at the date of such retirement) under the Finance Documents (but shall remain entitled to the benefit of clause 23 (Agent and Security Trustee)) and its successor and each of the other parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party to the Finance Documents; and

       (B) the costs, charges and expenses of the resigning Agent or Security Trustee shall be discharged if recoverable under the provisions of this Agreement.

25.4   Transfer to Affiliates

       Notwithstanding the above, the Agent and the Security Trustee may transfer their roles to an Affiliate of the Agent and the Security Trustee without the need to obtain the consent of the Finance Parties, provided that the Agent and the Security Trustee give at least 30 days notice of such transfer to the Borrower and the Finance Parties.

26.    SHARING AMONG LENDERS

26.1   Payments to Lenders

       If a Lender (a "Recovering Lender") receives or recovers any amount from the Borrower other than in accordance with clause 27 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

       (A) the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

       (B) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 27 (Payment mechanics), without taking account of any Tax which would be imposed


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


              on the Agent in relation to the receipt, recovery or distribution; and

       (C) the Recovering Lender shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with clause 27.5 (Partial payments).

26.2   Redistribution of payments

       The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with clause 27.5 (Partial payments).

26.3   Recovering Lender's rights

       (A) On a distribution by the Agent under clause 26.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

       (B) If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (A) above, the Borrower shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

26.4   Reversal of redistribution

       If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

       (A) each Lender which has received a share of the relevant Sharing Payment pursuant to clause 26.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

       (B) that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing Lender for the amount so reimbursed.

26.5   Exceptions

       (A) This clause 26 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the Borrower.

       (B) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

              (1) it notified the other Lenders of the legal or arbitration proceedings; and

              (2) the other Lender had an opportunity to participate in those legal or arbitration


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


                     proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

27.    PAYMENT MECHANICS

27.1   Payments to the Agent

              (A) On each date on which a payment is due from the Borrower or any Lender under this Agreement or any other Finance Document, the Borrower or that Lender shall make such payment to the Agent by 11:00 a.m. in immediately available funds to such account of the Agent in Hong Kong in Hong Kong Dollars as the Agent may have specified for this purpose.

              (B) Payments of principal, interest, default interest, commitment fee, Taxes, Increased Costs, Unpaid Sums and Break Costs shall be made in Hong Kong Dollars.

              (C) Any payment of losses, costs, Taxes and expenses shall be paid in the currency in which they were incurred.

27.2   Distributions by the Agent

       Each payment received by the Agent under the Finance Documents for another party shall, subject to clause 27.3 (Distributions to the Borrower) and clause 27.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that party may notify to the Agent by not less than five Business Days' notice being an account with a bank in the principal financial centre of the country of that currency.

27.3   Distributions to the Borrower

       The Agent may (with the consent of the Borrower or in accordance with clause 29 (Set-off) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

27.4   Clawback

              (A) Where a sum is to be paid to the Agent under the Finance Documents for another party, the Agent is not obliged to pay that sum to that other party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

              (B) If the Agent pays an amount to another party and it proves to be the case that the Agent had not actually received that amount, then the party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.


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27.5   Partial payments

       (A) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

              (1) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Trustee under the Finance Documents;

              (2) secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

              (3) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

              (4) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

       (B) The Agent shall, if so directed by the Majority Lenders, vary the order set out in sub-paragraphs (A)(2) to (4) above.

       (C) Paragraphs (A) and (B) above will override any appropriation made by the Borrower.

27.6   No set-off by the Borrower

       All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.    ENFORCEMENT OF SECURITY AND DISTRIBUTION OF RECOVERIES

28.1   Enforcement

       The Security Trustee shall (subject to the provisions contained in clause 23.5 (Lenders' indemnity)) to the extent practicable use all reasonable endeavours to enforce the security constituted by the Security Documents at the direction of the Majority Lenders, if the Loans have been declared to be immediately due and payable by the Agent under clause 20.2 (Acceleration) and the Agent or the Security Trustee may in its discretion invoke the requirements of clause 23.2(G) (Powers) as a precondition to any such action.

28.2   Recoveries to be held on trust

       The Security Trustee shall hold the Recoveries on trust for distribution to the Finance Parties in accordance with the provisions of clause 28.5 (Application of recoveries) and shall hold the security constituted by the Security Documents on trust for the Finance Parties to give effect to this Agreement and shall exercise its rights, powers and duties under the Security Documents (and particularly those concerned with the protection and enforcement of the security afforded by such documents) and/or under this Agreement for the benefit of all Finance Parties.


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


28.3   Perpetuity period

       The perpetuity period applicable to all trusts declared by this Agreement shall be 80 years.

28.4   Payment of Taxes

       Each of the Agent and the Security Trustee shall be entitled to make the deductions and withholdings (on account of Taxes or otherwise) from payments to the Agent under the Finance Documents or any other Finance Party, which it is required by any applicable law to make and to pay all Taxes assessed against it in respect of any property charged or assigned pursuant to the Security Documents or by virtue of its capacity as agent or trustee or any act done by it in such capacity. The Borrower agrees that the obligations secured by the Security Documents will only be discharged by virtue of receipt or recovery by the Security Trustee of monies and payments made by the Security Trustee to the extent the relevant Finance Party actually receives monies and payments from the Security Trustee.

28.5   Application of recoveries

       All sums recovered by the Agent, the Agent, the Security Trustee or any of the Lenders shall be applied as follows:

       (A) first, to pay to the Agent and the Security Trustee the amount of any fees due from the Borrower and in addition such sums as shall be necessary to reimburse each of the Agent and the Security Trustee for all costs (including legal costs), charges and expenses properly incurred by it in its capacity as such under or in connection with the Finance Documents and to indemnify each of them fully against any obligations or liabilities incurred by it in its capacity as Agent and Security Trustee respectively; and

       (B)    second, in accordance with the provisions of clause 27.5(A).


                            PART 9: MISCELLANEOUS

29.    SET-OFF

       A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.    CONDUCT OF BUSINESS BY THE FINANCE PARTIES

       No provision of this Agreement will:

       (A) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

       (B) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

       (C) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31.    NOTICES

31.1   Communications through the Agent

       Save as expressly provided to the contrary in this Agreement, any communication or document from or to any Finance Party from or to any other party to this Agreement shall be sent in writing to or through the Agent.

31.2   Addresses

       Any notices, demands, proceedings or other documents made in writing to be sent to any party to this Agreement under this Agreement shall be addressed to such party at the address or facsimile number and marked for the attention of the person (if any) from time to time designated by that party in writing to the Agent (or, in the case of the Agent, by it to each other party to this Agreement) for the purpose of this Agreement. The initial address and facsimile number and person(s) (if any) so designated by each party are set out under its name at the end of this Agreement. The initial address and facsimile number and person(s) (if any) so designated by a New Lender are those set out at the end of the relevant Transfer Certificate.

31.3   Deeming provisions

       (A) Any communication to the Borrower or to any Finance Party shall be deemed to have been received by that Borrower or that Finance
              Party:

              (1)    if delivered by hand, at the time of actual delivery;

              (2) if transmitted by facsimile, at the time the facsimile transmission report (or other appropriate evidence) confirming that the facsimile transmission has been transmitted to the addressee is received by the sender; and

              (3) if sent by post at noon on the second Business Day (in the case of an address in Hong Kong) or the fifth Business Day (in the case of an address outside Hong Kong) following the day of posting and shall be effective even if it is misdelivered or returned undelivered.

              In proving such service it shall be sufficient to prove that personal delivery was made, or that the envelope containing the communication was correctly addressed and posted, or that a facsimile transmission report (or other appropriate evidence) was obtained that the facsimile had been transmitted to the addressee.

       (B) Any communication to the Agent or the Security Trustee shall be deemed to have been given only on actual receipt by the Agent or the Security Trustee respectively.

32.    CALCULATIONS AND CERTIFICATES

32.1   Accounts

       In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2   Certificates and determinations

       Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. Each Finance Party in making any certification or determination shall act in good faith.

32.3   Day count convention

       Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days.

33.    PARTIAL INVALIDITY

       If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.    REMEDIES AND WAIVERS

       No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

35.    COUNTERPARTS

       Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.


                    PART 10: GOVERNING LAW AND ENFORCEMENT

36.    GOVERNING LAW

       This Agreement is governed by and construed in accordance with the Laws of Hong Kong.

37.    ENFORCEMENT

       Jurisdiction of Hong Kong courts:

       (A) The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

       (B) The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

       (C) This clause 37 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

                            SCHEDULE 1: THE LENDERS



Name of Lenders                                                                Commitment (HK$)
--------------------------------------------------------         --------------------------------------------

                                                                 Facility A Commitment  Facility B Commitment
                                                                 ---------------------  ---------------------
Bank of China (Hong Kong) Limited                                          175,000,000            175,000,000

Barclays Bank PLC                                                          175,000,000            175,000,000

Bayerische Landesbank, Hong Kong Branch                                    175,000,000            175,000,000

Hang Seng Bank Limited                                                     175,000,000            175,000,000

Industrial and Commercial Bank of China (Asia) Limited                     175,000,000            175,000,000

Standard Chartered Bank                                                    175,000,000            175,000,000

The Bank of East Asia, Limited                                             175,000,000            175,000,000

The Hongkong and Shanghai Banking Corporation Limited                      175,000,000            175,000,000
                                                                         -------------          -------------
                                                          TOTAL:         1,400,000,000          1,400,000,000
                                                                         =============          =============


                 SCHEDULE 2: CONDITIONS PRECEDENT (clause 4.1)


1.     Borrower Corporate Documents

       (A) Certified copies of the certificate of incorporation, certificate of incorporation on change of name (if any) and up-to-date memorandum and articles of association of the Borrower.

       (B) A certified copy of the extract of the written resolutions passed by all the directors of the Borrower:

              (1) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party;

              (2) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

              (3) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including any Drawdown Notice and any Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

       (C) A specimen of the signature of each person authorised by the resolutions referred to in paragraph (B) above.

       (D)    The Original Financial Statements.

       (E) A certificate signed by a director of the Borrower to the effect that :

              (1) the requisite resolutions of its board of directors have been duly and properly passed and are attached;

              (2) the resolutions in paragraph (B) are still in effect and have not been varied or rescinded; and

              (3) borrowing the Total Commitments would not cause any borrowing or similar limit binding on the Borrower to be exceeded.

2.     Legal opinions

       (A) A legal opinion of Lovells, legal advisers to the Finance Parties, addressed to the Agent (for and on behalf of itself, the Lenders and the Security Trustee), as to Hong Kong Law, substantially in the form distributed to such parties prior to signing this Agreement which will include customary assumptions and reservations.

       (B) A legal opinion of Simmons & Simmons, legal advisers to the Borrower, addressed to the Agent (for and on behalf of itself, the Lenders, and the Security Trustee) substantially in the form distributed to such parties prior to signing this Agreement which will include customary assumptions and reservations.

3.     Other documents and evidence

       (A)    All Fee Letters duly executed by the Borrower.

       (B) The fees, costs and expenses then due from the Borrower pursuant to clause 10 (Fees) and clause 15 (Costs and expenses) have been paid.

       (C) Bank mandate in favour of the Account Bank in respect of the establishment and holding of the Prepayment Account duly executed by the Borrower.

       (D) Executed copies of each Finance Document (including the Prepayment Account Charge, the US$260 Million Subordinated Loan Accession Deed and the US$450 Million Subordinated Loan Accession Deed (together with all ancillary documents relating thereto)).

       (E) A list of Encumbrances (other than those created pursuant to the Security Documents) in existence on or prior to the date of this Agreement created by the Borrower or any Principal Subsidiary (other than the Listed Principal Subsidiaries and their Subsidiaries) executed by an authorised signatory of the Borrower.

                              SCHEDULE 3: NOTICES


                    PART 1: DRAWDOWN NOTICE (clause 4.2(A))

From:  PCCW-HKT Telephone Limited

To:    Agent

                                                                       Date: [o]

Dear Sirs

HK$2,800,000,000 Revolving Credit and Term Loan Facility Agreement dated 8th August 2003 with PCCW-HKT Telephone Limited as borrower (the "Facility Agreement")

We refer to the Facility Agreement (as the same may from time to time be amended, varied, supplemented, restated or novated). Terms defined in the Facility Agreement shall have the same meanings when used in this notice.

We:

(a) give you notice that we request for an advance under the Facility [A/B] in an amount of HK$[insert amount] (or if less, the Available Facility) on [insert date];

[(b) request that the proceeds of such advance are to be made available by credit directly to the following account:

       [o]] *

(c) confirm that the [first] Interest Period of such advance shall be [one/two/three/six/longer period]* Month(s) [provided that, if this request for a 6 month or longer period is not accepted by the Lenders, we shall be deemed to have requested an Interest Period of [one/two/three]* Month(s) being the Fallback Period]; *

(d) confirm that the representations and warranties referred to and deemed to be repeated in accordance with clause 16.18 (Repetition) of the Facility Agreement are true and accurate as if made on the date of this notice with reference to the facts and circumstances now existing;

(e) confirm that no [Event of Default/Default]* is Continuing or would result from the making of such advance; and

(f) confirm that no Material Adverse Change has occurred since the date of the Facility Agreement or, if later, the date of the latest Financial Statements delivered to you pursuant to clause 17.1 (Financial Statements) of the Facility Agreement.

This Drawdown Notice is irrevocable and is governed by Hong Kong law.


Yours faithfully

For and on behalf of
PCCW-HKT Telephone Limited


........................................
Name:
Title:
* delete if not applicable

                     Part 2: SELECTION NOTICE (clause 8.1)

From:  PCCW-HKT Telephone Limited

To:    Agent

Date:  [o]


Dear Sirs

HK$2,800,000,000 Revolving Credit and Term Loan Facility Agreement dated 8th August 2003 with PCCW-HKT Telephone Limited as borrower (the "Facility Agreement")

We refer to the Facility Agreement (as the same may from time to time be amended, supplemented, varied, replaced, restated or novated). Terms defined in the Facility Agreement have the same meanings when used in this notice.

1. We refer to the Facility A Loan whose current Interest Period ends on [o].

2. We request that the next Interest Period for the Facility A Loan is [o] [provided that, if this request for a 6 Month or longer period is not accepted by the Lenders, we shall be deemed to have requested an Interest Period of [one/two/three]* Month(s) being the Fallback Period]*.

3.       This Selection Notice is irrevocable and is governed by Hong Kong law.



Yours faithfully
For and on behalf of
PCCW-HKT Telephone Limited



........................................
Name:
Title:


* delete as appropriate

             SCHEDULE 4: FORM OF TRANSFER CERTIFICATE (clause 21.5)


To:    The Hongkong and Shanghai Banking Corporation Limited as Agent

From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Date:  [o]


Dear Sirs

HK$2,800,000,000 Revolving Credit and Term Loan Facility Agreement dated 8th August 2003 with PCCW-HKT Telephone Limited as borrower (the "Facility Agreement")

We refer to the Facility Agreement (as the same may from time to time be amended, varied, supplemented, restated or novated). Terms defined in the Facility Agreement shall have the same meanings when used in this notice.

1.     We refer to clause 21.5 (Procedure for transfer) of the Facility
       Agreement:

       (A) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitments, rights and obligations referred to in the Schedule in accordance with clause 21.5 (Procedure for transfer).

       (B)    The proposed Transfer Date is [o].

       (C) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 31.2 (Addresses) are set out in the Schedule.

2. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (C) of clause 21.4 (Limitation of responsibility of Existing Lenders) and the provisions regarding outstanding waivers and consents in sub-paragraph (B)(4) of clause 21.4.

3.     This Transfer Certificate is governed by Hong Kong law.

                                  THE SCHEDULE

                   Details of Participation to be transferred

Transfer Details                   :
Nature                             :      Facility A Loan and Facility B Loan(s)
Final Maturity                     :      [o]
Interest Period                    :      [o]
Participation Transferred
Commitments Transferred
         Drawn Amount              :      [o]
         Undrawn Amount            :      [o]


                      Administrative Details of New Lender

Name of New Lender:

Facility Office:

Address for service of notices (if different):

Account for payments:

Telephone:

Telex:

Facsimile:

Attention:


Date: ________________________________      Date: ______________________________




SIGNED by ___________________________       SIGNED by __________________________
For and on behalf of [Existing Lender]      For and on behalf of [New Lender]





Date: ________________________________




SIGNED by ____________________________
For and on behalf of the Agent and all
the other parties to the Facility
Agreement
[Agent]

          SCHEDULE 5: FORM OF ASSIGNEE'S UNDERTAKING (clause 21.2(A))



To:    (1)    The Hongkong and Shanghai Banking Corporation Limited (as Agent)
              Level 16
              1 Queen's Road Central
              Hong Kong

              Attention: HSBC Agency Department

       (2)    PCCW-HKT Telephone Limited
              39th Floor, PCCW Tower
              TaiKoo Place
              979 King's Road
              Quarry Bay
              Hong Kong

              Attention: Company Secretary

                                                                       Date: [o]

                             Assignee's Undertaking

This Assignee's Undertaking relates to a facility agreement (the "Agreement", which expression shall include any amendments to it in force from time to time) dated 8th August 2003 between PCCW-HKT Telephone Limited as Borrower, the financial institutions listed therein as Co-ordinating Arrangers, the financial institutions listed in Schedule 1 of the Agreement as Lenders and The Hongkong and Shanghai Banking Corporation Limited as Agent and Security Trustee. Terms defined in the Agreement shall have the same meanings in this Assignee's Undertaking.

[*insert name of Assignor Bank*] (the "Assignor")

       (a) confirms that the details appearing in the attached Schedule are correct; and

       (b) assigns to [*insert name of Assignee Bank*] (the "Assignee") the portion of the Loan(s) specified in the attached Schedule by countersigning and delivering this Assignee's Undertaking to the Agent at its address for the service of notice specified in the Agreement.

1. The Assignee requests the Agent to accept this Assignee's Undertaking as being delivered under and for the purpose of paragraph (B) of clause
       21.2 of the Agreement so as to take effect in accordance with the terms of such clause on [*insert date of assignment*] (the "Assignment Date") [or on such later date as may be determined in accordance with its terms].

2. The Assignee undertakes to the Agent, the Assignor and each of the other parties to the Agreement that it will be bound by the terms of the Finance Documents as a Lender after delivery of this Assignee's Undertaking to the Agent and after satisfaction of the conditions (if any) subject to which this Assignee's Undertaking is expressed to take effect.

3. The Assignee shall be substituted for the Assignor in respect of all of the rights of the Assignor under Finance Documents and have the same rights against the Borrower as it would have had if it had been an original party to the Agreement.

4.     The Assignee confirms that:

       (a) it has received copies of the Finance Documents and all other documentation and information required by the Assignee in connection with the transactions contemplated by this Assignee's Undertaking;

       (b) it has made and will continue to make its own assessment of the adequacy, legality, enforceability and validity of the Finance Documents and this Assignee's Undertaking and has not relied and will not rely on the Agent or any statements made by it in that respect;

       (c) it has made and will continue to make its own credit assessment of the Borrower and the other parties to the Finance Documents and has not relied and will not rely on the Agent or any statements made by the Agent in that respect; and

       (d) the Agent shall not have any liability or responsibility to the Assignee in respect of any of the foregoing matters.

5. The Assignor makes no representation or warranty and assumes no responsibility with respect to the adequacy, legality, enforceability or validity of any Finance Document and assumes no responsibility for the financial condition of the Borrower or any other party to any Finance Document or for the performance and observance by the Borrower or any other such party of any of its obligations under any Finance Document and all such conditions and warranties, whether expressed or implied by law or otherwise, are excluded.

6. Nothing in this Assignee's Undertaking, any Finance Document obliges the Assignor to:

       (a) accept a re-assignment from the Assignee of any of the rights and/or obligations assigned, transferred or novated under clause 21 (Changes to the Lenders) of the Agreement; or

       (b) support any losses incurred by the Assignee by reason of the non-performance by the Borrower of any of its obligations under any Finance Document or otherwise.

7. This Assignee's Undertaking and the rights and obligations of the parties under it shall be governed by and construed in accordance with the law of Hong Kong.

Note: This Assignee's Undertaking is not a security, bond, note, debenture, investment or other similar instrument.


AS WITNESS the hands of the authorised signatories of the parties the day and year first above written.

                       SCHEDULE TO ASSIGNEE'S UNDERTAKING

                    Details of Participation to be assigned

Assignment Details                   :
Nature                               :    Facility A Loan and Facility B Loan(s)
Final Maturity                       :    [o]
Interest Period                      :    [o]
Amount of Participation Assigned     :    [o]


                       Administrative Details of Assignee

Name of Assignee:

Facility Office:

Address for service of

notices (if different):

Account for payments:

Telephone:

Facsimile No:

Attention:




Dated: ..........................             Dated: ...........................

SIGNED by .......................             SIGNED by ........................
for and on behalf of                          for and on behalf of
[*Assignor Bank*]                             [*Assignee Bank*]

         SCHEDULE 6: FORM OF CONFIDENTIALITY UNDERTAKING (clause 21.9)



PCCW-HKT Telephone Limited
39th Floor, PCCW Tower
TaiKoo Place
979 King's Road
Quarry Bay
Hong Kong

Attention: Company Secretary

                                                                      Date: [o]

Dear Sirs

HK$2,800,000,000 Revolving Credit and Term Loan Facility Agreement dated 8th August 2003 with PCCW-HKT Telephone Limited as borrower (the "Facility Agreement")

We refer to the above Facility Agreement, a copy of which has been (or will be upon execution of this Undertaking) provided to us. Capitalised terms used herein and not otherwise defined shall have the same meaning as in the Facility Agreement. We may from time to time have access to a number of agreements and other non-public, confidential proprietary information regarding the Borrower/Borrower Group and the Facility (the "Confidential Information").

In consideration of your supplying or agreeing to the supply of, such Confidential Information to us, by signature of this letter we undertake:

1.     (a)    to hold and ensure that our officers, employees and agents hold the Confidential Information whether received in written, diskette or electronic medium, in complete confidence and not disclose or otherwise make available the whole or any part of the Confidential Information to any third party;

       (b)    upon written demand from you, to:

              (i) return the Confidential Information and any copies of it to you; or

              (ii)   confirm to you in writing that it has been destroyed,

              save that we shall be permitted to retain one copy of the Confidential Information for legal, regulatory, compliance or internal records purpose and we undertake to keep such information confidential on the terms of this letter.

2. Subject to paragraph 1 above, we shall be entitled to disclose the Confidential Information:

       (a) to any affiliate, subsidiary or outside professional consultant in connection with the Facilities but only after first obtaining an agreement of confidentiality in similar form to this letter from such affiliate, subsidiary or consultant;

       (b) where we are required to disclose the Confidential Information by law or any regulatory or governmental authority.

3. Nothing in paragraphs 1(a) and (b) of this letter shall apply to any Confidential Information which:

       (a) at the time of its disclosure is in the public domain or comes into the public domain for any reason except our failure, or failure on the part of any disclosee, to comply with the terms of this letter;

       (b)    is disclosed on a non-confidential basis;

       (c)    was lawfully in our possession prior to such disclosure; or

       (d) is subsequently received by us from a third party without obligations of confidentiality.

4. We acknowledge and agree that you may be irreparably harmed by the breach of the terms of this letter and that damages may not be an adequate remedy.

5. Our obligations under this letter shall terminate at such time as we become a party to the Facility Agreement and bound by the terms thereof.

This letter shall be governed by Hong Kong law.


Yours faithfully
For and on behalf of




----------------------------
[Authorised Signatory]
[Title]

          SCHEDULE 7: FORM OF COMPLIANCE CERTIFICATE (clause 17.2(D))


To:    THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
       (as Agent for the Finance Parties
       participating in the agreement
       referred to below)

                                                                      Date: [o]


HK$2,800,000,000 Revolving Credit and Term Loan Facility Agreement dated 8th August 2003 with PCCW-HKT Telephone Limited as borrower (the "Facility Agreement")

We refer to the Facility Agreement (as the same may from time to time be amended, varied, supplemented, restated or novated). Terms defined in the Facility Agreement shall have the same meanings when used in this certificate.

Terms and expression defined in the Facility Agreement shall bear the same meaning herein.

Financial Covenants

We confirm that, in respect of the Relevant Period [o] to [o]:

(A)    EBITDA was HK$[o];

(B) Total Debt of the Borrower Group as at the last day of the Relevant Period was HK$[o];

(C)    Interest for the Relevant Period was HK$[o]; and

(D)    therefore:

       (1) the ratio of EBITDA to Interest for such Relevant Period was [o] to 1; and

       (2) the ratio of Total Debt of the Borrower Group to EBITDA for such Relevant Period was [o] to 1.







...........................................
For and on behalf of [name of auditors]* /
PCCW-HKT Telephone Limited


* delete as appropriate

AS WITNESS the hands of the duly authorised representatives of the parties on the date first above written.



                                  SIGNATORIES

THE BORROWER

PCCW-HKT TELEPHONE LIMITED

39th Floor
PCCW Tower
TaiKoo Place
979 King's Road
Quarry Bay
Hong Kong

Facsimile No:  (852) 2962 5725  (copy (852) 2521 5979)

Attention:     Company Secretary / Group Treasurer

By:            w. Michael Verge                           (Sd)  W. Michael Verge




THE CO-ORDINATING ARRANGERS AND THE LENDERS

BANK OF CHINA (HONG KONG) LIMITED

17/F, Bank of China Centre
11 Hoi Fai Road
West Kowloon
Hong Kong

Facsimile No:  (852) 2526 7478  (copy (852) 2530 3875)

Attention:     Wendy Yuen / Kenneth Man / Jenny Yu

By:            Wong Muk Po                                (Sd)  Wong Muk Po

BARCLAYS CAPITAL
as Co-ordinating Arranger

42/F Citibank Tower
3 Garden Road
Central
Hong Kong

Facsimile No:  (852) 2903 2397

Attention:     Head of Loan Operations

By:            Robin Gibbons                         (Sd)  Robin Gibbons





BARCLAYS BANK PLC
as Lender

42/F Citibank Tower
3 Garden Road
Central
Hong Kong

Facsimile No:  (852) 2903 2397

Attention:     Head of Loan Operations

By:            Robin Gibbons                         (Sd)  Robin Gibbons




BAYERISCHE LANDESBANK, HONG KONG BRANCH

19/F, Standard Chartered Bank Building
4A Des Voeux Road Central
Hong Kong

Facsimile No:  (852) 2978 8352

Attention:     Doris Pang / Carol Chan

By:            Paul C. M. Au                         (Sd)  Paul C. M. Au

               Stephan Schmidbauer                   (Sd)  Stephan Schmidbauer

HANG SENG BANK LIMITED

16/F Hang Seng Tower
Telford Plaza
33 Wai Yip Street
Kowloon Bay
Kowloon
Hong Kong

Facsimile No:  (852) 2845 8860 / 2804 6880

Attention:     Corporate Credit Administration Dept

By:            Y.T. Ng..                                    (Sd)  Y.T. Ng

               Patrick Chan                                 (Sd)  Patrick Chan





INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED

10/F, 122-126 Queen's Road Central
Hong Kong

Facsimile No:  (852) 2851 9361

Attention:     Esther Cheng / Amy Wong
               Loans Processing Department

By:            Wilson Wan                                   (Sd)  Wilson Wan

               Ivan Chan                                    (Sd)  Ivan Chan





STANDARD CHARTERED BANK

14/F, Standard Chartered Bank Building
4-4A Des Voeux Road Central
Hong Kong

Facsimile No:  (852) 2821 1339

Attention:     Clara Wong / Henry Lai

By:            Grace Fung Oei                               (Sd)  Grace Fung Oei

               Eric T.H. Chan                               (Sd)  Eric T.H. Chan


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THE BANK OF EAST ASIA, LIMITED

18/F, 10 Des Voeux Road Central
Hong Kong

Facsimile No:  (852) 2877 5929

Attention:     William Chu / Christine Wong
               Corporate Lending & Syndication Department
               Corporate Banking Division

By:            William K.L. Chu                       (Sd)   William K.L. Chu

               Christine W.M. Wong                    (Sd)   Christine W.M. Wong





THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

Hongs Division Corporate Banking
Level 9, HSBC Main Building
1 Queen's Road Central
Hong Kong

Facsimile No:  (852) 2877 2959

Attention:     Francis Leung / Taisy Liu

By:            Helen Wong                            (Sd)  Helen Wong

               Anita Fung Yuen Mei                   (Sd)  Anita Fung Yuen Mei





THE AGENT AND THE SECURITY TRUSTEE

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

Level 15, HSBC Main Building
1 Queen's Road Central
Hong Kong

Facsimile No:  (852) 2523 4641
Attention:     Debt Finance, Support & Agency Services

By:            Donny Lam                             (Sd)  Donny Lam





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